SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: October 8, 2003



                                   AT&T CORP.
               (Exact Name of Registrant as Specified in Charter)

                                    New York

                 (State or Other Jurisdiction of Incorporation)

                                1-1105 13-4924710
           (Commission File Number) (IRS Employer Identification No.)


                    One AT&T Way
               Bedminster, New Jersey                        07921
          (Address of Principal Executive                  (Zip Code)
           Offices)


       Registrant's telephone number, including area code: (908) 221-2000


                                 Not Applicable

          (Former Name or Former Address, If Changed Since Last Report)

     A New York                  Commission File            I.R.S. Employer
     Corporation                   No. 1-1105               No. 13-4924710

ITEM 5. OTHER EVENTS.

New Credit Facility

On October 8, 2003, AT&T Corp. entered into a $2,000,000,000 364-Day Revolving Credit Facility with various lending institutions and with J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       AT&T CORP.




                                       /s/  Robert S. Feit
                                       ----------------------------------
                                       By:  Robert S. Feit
                                            Vice President - Law and Secretary


October 9, 2003

                                 $2,000,000,000

                   364-DAY REVOLVING CREDIT FACILITY AGREEMENT

                           Dated as of October 8, 2003

                                      among

                                   AT&T CORP.,

                            THE LENDERS PARTY HERETO,

                     THE INITIAL ISSUING BANKS NAMED HEREIN,

                            as Initial Issuing Banks,

                     JPMORGAN CHASE BANK and CITIBANK, N.A.,
                            as Administrative Agents,

                                 CITIBANK, N.A.,
                                as Paying Agent,

      ABN AMRO BANK N.V., BANK OF AMERICA, N.A. and ROYAL BANK OF SCOTLAND,
                            as Co-Syndication Agents,

                                       and

       CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH, DEUTSCHE BANK AG
                    NEW YORK BRANCH and MORGAN STANLEY BANK,
                           as Co-Documentation Agents,

                                      with

         J.P. MORGAN SECURITIES INC. and CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS


                                                                         Page
                                                                         ----
                                    ARTICLE I
                                   Definitions

SECTION 1.01. Defined Terms.................................................1
             --------------
SECTION 1.02. Terms Generally..............................................17
             ----------------


                                   ARTICLE II
                                   The Credits

SECTION 2.01. Commitments..................................................18
             ------------
SECTION 2.02. Loans........................................................19
             ------
SECTION 2.03. Issuance of and Drawings and Reimbursement
              Under Letters of Credit......................................20
             ------------------------
SECTION 2.04. Borrowing Procedure..........................................22
             --------------------
SECTION 2.05. Conversion and Continuation of Loans.........................22
             -------------------------------------
SECTION 2.06. Fees.........................................................23
             -----
SECTION 2.07. Repayment of Loans; Evidence of Debt.........................24
             -------------------------------------
SECTION 2.08. Interest on Loans............................................27
             ------------------
SECTION 2.09. Default Interest.............................................27
             -----------------
SECTION 2.10. Alternate Rate of Interest...................................27
             ---------------------------
SECTION 2.11. Termination and Reduction of Commitments.....................28
             -----------------------------------------
SECTION 2.12. Prepayment...................................................28
             -----------
SECTION 2.13. Reserve Requirements; Change in Circumstances................29
             ----------------------------------------------
SECTION 2.14. Change in Legality...........................................30
             -------------------
SECTION 2.15. Indemnity....................................................31
             ----------
SECTION 2.16. Pro Rata Treatment...........................................32
             -------------------
SECTION 2.17. Sharing of Setoffs...........................................32
             -------------------
SECTION 2.18. Payments.....................................................33
             ---------
SECTION 2.19. Taxes........................................................33
             ------
SECTION 2.20. Mandatory Assignment; Commitment Termination.................35
             ---------------------------------------------


                                   ARTICLE III
                         Representations and Warranties

SECTION 3.01. Organization; Powers.........................................36
             ---------------------
SECTION 3.02. Authorization................................................36
             --------------
SECTION 3.03. Enforceability...............................................36
             ---------------
SECTION 3.04. Governmental Approvals.......................................37
             -----------------------
SECTION 3.05. Financial Statements.........................................37
             ---------------------
SECTION 3.06. Litigation; Compliance with Laws.............................37
             ---------------------------------
SECTION 3.07. Federal Reserve Regulations..................................37
             ----------------------------
SECTION 3.08. Investment Company Act; Public Utility Holding
              Company Act..................................................38
             ------------
SECTION 3.09. Use of Proceeds..............................................38
             ----------------
SECTION 3.10. No Material Misstatements....................................38
             --------------------------


                                   ARTICLE IV
                   Conditions of Effectiveness and of Lending

SECTION 4.01. All Borrowings...............................................38
             ---------------
SECTION 4.02. Closing Date.................................................39
             -------------


                                    ARTICLE V
                                    Covenants

SECTION 5.01. Existence....................................................40
             ----------
SECTION 5.02. Financial Statements, Reports, Etc...........................40
             -----------------------------------
SECTION 5.03. Maintaining Records..........................................41
             --------------------
SECTION 5.04. Use of Proceeds..............................................41
             ----------------
SECTION 5.05. Consolidations, Mergers, Sales of Assets and
              Separation Transactions......................................41
             ------------------------
SECTION 5.06. Limitations on Liens.........................................41
             ---------------------
SECTION 5.07. Limitations on Subsidiary Indebtedness.......................43
             ---------------------------------------
SECTION 5.08. Limitations on Sale and Leaseback Transactions...............43
             -----------------------------------------------
SECTION 5.09. Total Debt to EBITDA Ratio...................................43
             ---------------------------
SECTION 5.10. EBITDA to Net Interest Expense Ratio.........................43
             -------------------------------------


                                   ARTICLE VI
                                Events of Default

SECTION 6.01.         44


                                   ARTICLE VII
                                   The Agents

SECTION 7.01.         46


                                  ARTICLE VIII
                                  Miscellaneous

SECTION 8.01. Notices......................................................49
             --------
SECTION 8.02. Survival of Agreement........................................50
             ----------------------
SECTION 8.03. Binding Effect...............................................51
             ---------------
SECTION 8.04. Successors and Assigns.......................................51
             -----------------------
SECTION 8.05. Expenses; Indemnity..........................................54
             --------------------
SECTION 8.06. Applicable Law...............................................55
             ---------------
SECTION 8.07. Waivers; Amendment...........................................55
             -------------------
SECTION 8.08. Entire Agreement.............................................55
             -----------------
SECTION 8.09. Severability.................................................56
             -------------
SECTION 8.10. Execution in Counterparts....................................56
             --------------------------
SECTION 8.11. Headings.....................................................56
             ---------
SECTION 8.12. Jurisdiction, Etc............................................56
             ------------------
SECTION 8.13. No Liability of the Issuing Banks............................56
             ----------------------------------
SECTION 8.14. Confidentiality..............................................57
             ----------------
SECTION 8.15. Waiver of Jury Trial.........................................57
             ---------------------

Schedules and Exhibits

Schedule 2.01           Commitments
Schedule 2.01(b)        Existing Letters of Credit
Schedule 5.07           Subsidiary Indebtedness
Exhibit A               Form of Borrowing Request
Exhibit B               Form of Assignment and Acceptance
Exhibit C               Form of Opinion of Counsel for AT&T Corp.
Exhibit D               Form of Note

     364-DAY REVOLVING CREDIT FACILITY AGREEMENT (this "Agreement") dated as of October 8, 2003, among AT&T CORP., a New York corporation (the "Borrower"), the issuing banks ("Initial Issuing Banks") listed on the signature pages hereof, the lenders listed in Schedule 2.01 (the "Banks"), JPMORGAN CHASE BANK ("JPMCB") and CITIBANK, N.A. ("Citibank"), as administrative agents for the Lenders (as herein defined) (in such capacity, the "Administrative Agents"), Citibank, as paying agent for the Lenders (in such capacity, the "Paying Agent"), ABN AMRO Bank N.V., Bank of America, N.A. and Royal Bank of Scotland, as Co-Syndication Agents, and Credit Suisse First Boston, Cayman Islands Branch, Deutsche Bank AG New York Branch and Morgan Stanley Bank, as Co-Documentation Agents, Bank One, NA, UBS Warburg and UFJ, as Co-Managing Agents and Bank of Nova Scotia and Commerzbank, as Co-Agents, with J.P. MORGAN SECURITIES INC. and CITIGROUP GLOBAL MARKETS INC., as joint lead arrangers and joint bookrunners (the "Joint Lead Arrangers").

PRELIMINARY STATEMENTS

     (1) The Borrower is a party to that certain 364-Day Revolving Credit Facility Agreement dated as of October 9, 2002 (the "Existing Credit Facility"), among the Borrower, the lenders party thereto, Citibank, JPMCB, Credit Suisse First Boston, Cayman Islands Branch and Goldman Sachs Credit Partners L.P., as administrative agents, Citibank, as paying agent, and the other parties thereto.

     (2) The Borrower has requested that the Lenders extend credit to the Borrower to enable it to borrow on a revolving credit basis on and after the date hereof and at any time and from time to time prior to the Termination Date (as herein defined) a principal amount not in excess of $2,000,000,000 at any time outstanding (the "Facility"). The proceeds of borrowings under the Facility are to be used to refinance the Existing Credit Facility and for other general corporate purposes of the Borrower, including the repayment of maturing commercial paper of the Borrower. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   Definitions

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

     "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

     "Administrative Agents" shall have the meaning specified in the recital of parties to this Agreement.

     "Administrative  Fees"  shall  have the  meaning  assigned  to such term in
Section 2.06(d).

     "Affiliate" shall mean, when used with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

     "Agent Parties" shall mean the Agents and the Joint Lead Arrangers.

     "Agents" shall mean the Administrative Agents and the Paying Agent.

     "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Paying Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. For purposes hereof, "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Paying Agent, of the quotations for the day of such transactions received by the Paying Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Paying Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Paying Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Facility Fee Percentage" shall mean on any date, a percentage per annum determined by reference to the Public Debt Ratings in effect on such date as set forth below:

        -------------------------------------------------------------
               Applicable Facility Fee Percentage Pricing Grid
        -------------------------------------------------------------
              Public Debt Ratings          Applicable Facility Fee
                  Moody's/S&P                     Percentage
        -------------------------------- -----------------------------
                    Level 1

             Greater than or equal                  0.085%
          to A3 or A- and A1 and P-1
        -------------------------------- -----------------------------
                    Level 2

           Greater than or equal to                 0.10%
         A3 or A- and A-2 and P-2 but
               less than Level 1
        -------------------------------- -----------------------------
                    Level 3

         Greater than or equal to Baa1              0.125%
         or BBB+ but less than Level 2
        -------------------------------- -----------------------------
                    Level 4

         Greater than or equal to Baa2              0.15%
                or BBB but less
                 than Level 3
        -------------------------------- -----------------------------
                    Level 5                         0.20%

         Greater than or equal to Baa3
        and BBB- but less than Level 4
        -------------------------------- -----------------------------
                    Level 6
                                            0.25%
            Less than Baa3 or BBB-
        -------------------------------- -----------------------------

provided that if the Public Debt Ratings established or deemed to have been established by Moody's or S&P shall fall within different levels, then (x) if either of the Public Debt Ratings is equal to Baa2 or BBB or higher and the other Public Debt Rating falls within Level 1, 2 or 3, the applicable percentage will be based on the higher of the two Public Debt Ratings unless one of the two Public Debt Ratings is two or more levels lower than the other, in which case the applicable percentage shall be determined by reference to the level next above that of the lower of the two Public Debt Ratings and (y) if either of the Public Debt Ratings is equal to Baa3 or BBB- or lower and the other Public Debt Rating falls within a different Level, the applicable percentage will be based on the lower of the two Public Debt Ratings.

     "Applicable Margin" shall mean on any date, (a) with respect to ABR Loans, 0% per annum and (b) with respect to Eurodollar Loans, a percentage per annum determined by reference to the Public Debt Ratings in effect on such date as set forth below in the column corresponding to such date:

   -----------------------------------------------------------------------
                        Applicable Margin Pricing Grid
   -----------------------------------------------------------------------
                                Applicable              Applicable
                               Margin on any           Margin on any
        Public Debt            Date prior to            Date on or
          Ratings              the Term Loan        after the Term Loan
        Moody's/S&P           Conversion Date         Conversion Date
   -----------------------------------------------------------------------
          Level 1

     Greater than or equal          0.54%                  1.79%
     to A3 or A- and A-1
     and P-1
   -----------------------------------------------------------------------
          Level 2

     Greater than or equal          0.65%                  1.90%
     to A3 or A- and A-2
     and P-2 but less than
     Level 1
   -----------------------------------------------------------------------
          Level 3

     Greater than or equal          0.875%                 2.125%
     to Baa1 or BBB+ but
     less than Level 2
   -----------------------------------------------------------------------
          Level 4

     Greater than or equal          1.10%                  2.35%
     to Baa2 or BBB but less
     than Level 3
   -----------------------------------------------------------------------
          Level 5

                                    1.55%                  2.80%
     Greater than or equal
     to Baa3 and BBB- but
     less than Level 4
   -----------------------------------------------------------------------
          Level 6

                                    2.00%                  4.25%
     Less than Baa3 or BBB-
   -----------------------------------------------------------------------

provided that if the Public Debt Ratings established or deemed to have been established by Moody's or S&P shall fall within different levels, then (x) if either of the Public Debt Ratings is equal to Baa2 or BBB or higher and the other Public Debt Rating falls within Level 1, 2 or 3, the applicable percentage will be based on the higher of the two Public Debt Ratings unless one of the two Public Debt Ratings is two or more levels lower than the other, in which case the applicable percentage shall be determined by reference to the level next above that of the lower of the two Public Debt Ratings and (y) if either of the Public Debt Ratings is equal to Baa3 or BBB- or lower and the other Public Debt Rating falls within a different Level, the applicable percentage will be based on the lower of the two Public Debt Ratings.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee with the consent of the Borrower, and accepted by the Paying Agent in accordance with Section 8.04(e), substantially in the form of Exhibit B hereto.

     "AT&T  Latin   America"   means  AT&T  Latin  America   Corp.,  a  Delaware
corporation.

     "At Home Corporation" means At Home Corporation, a Delaware corporation.

     "Attributable Debt" shall mean, as of the date of its determination, the present value (discounted semiannually at an interest rate implicit in the terms of the lease) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales); provided, however, that in the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, Attributable Debt shall mean the lesser of the present value of (a) the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination and (b) the rental payments required to be paid during the remaining term of such Sale and Leaseback Transaction (assuming such termination provision is not exercised).

     "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

     "Banks" shall have the meaning specified in the recital of parties to this Agreement.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "Board of Directors" shall mean the Board of Directors of the Borrower or any duly authorized committee thereof.

     "Borrowing" shall mean a group of Revolving Credit Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

     "Borrowing Request" shall mean a request made pursuant to Section 2.04 in the form of Exhibit A.

     "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Change of Control" shall mean (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing more than 50% of the combined voting power of all Voting Stock of the Borrower; or (b) during any period of up to 12 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the Borrower shall cease for any reason (other than due to retirement, death or disability) to constitute a majority of the Board of Directors (except to the extent that either (i) individuals who were directors of the Borrower at the beginning of such 12-month period were replaced by individuals (x) elected by 66-2/3% of the remaining members of the Board of Directors or (y) nominated for election by a majority of the remaining members of the Board of Directors and thereafter elected as directors by the shareholders of the Borrower or (ii) during such 12-month period, the total number of seats on the Board of Directors has been increased and such additional seats are occupied by individuals (x) elected by 66?% of the Board of Directors or (y) nominated for election by such Board of Directors and thereafter elected as directors by the Borrower's shareholders).

     "Closing Date" shall mean the first date on which the conditions set forth in Section 4.02 shall have been satisfied.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "Comcast" means Comcast Corporation, a Pennsylvania corporation.

     "Commitment" shall mean a Revolving Credit Commitment or a Letter of Credit Commitment.

     "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

     "Consolidated Net Tangible Assets" shall mean, at any date, as to the Borrower, the total assets appearing on the most recently prepared consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of the most recent fiscal quarter of the Borrower for which such balance sheet is available, prepared in accordance with GAAP, less (a) all current liabilities as shown on such balance sheet and (b) Intangible Assets.

     "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

     "dollars" or "$" shall mean lawful money of the United States of America.

     "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

     "Eurodollar  Borrowing"  shall mean a  Borrowing  comprised  of  Eurodollar
Loans.

     "Eurodollar Loan" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

     "Event of Default" shall have the meaning assigned to such term in Article VI.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Existing Credit Facility" shall have the meaning set forth in Preliminary Statement No. (1).

     "Facility" shall have the meaning set forth in Preliminary Statement (2).

     "Facility Fee" shall have the meaning assigned to such term in Section 2.06(a).

     "Federal Funds Effective Rate" shall have the meaning specified in the definition of "Alternate Base Rate" herein.

     "Fee Letter" shall mean the Fee Letter dated August 6, 2003, among the Borrower, the Joint Lead Arrangers, JPMCB and Citibank.

     "Fees" shall mean the Facility Fee, the Utilization Fee, the Letter of Credit Fees and the Administrative Fees.

     "FIN 46" means Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities as issued on January 17, 2003.

     "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Assistant Treasurer of such corporation.

     "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

     "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Granting Lender" shall have the meaning specified in Section 8.04(k).

     "Indebtedness" of any Person shall mean all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise), excluding (i) indebtedness of AT&T Latin America, so long as AT&T Latin America is a non-wholly-owned Subsidiary of the Borrower and (ii) Monetized Debt; provided that for purposes of determining compliance with
Section 5.09, (a) Indebtedness in the form of guarantees entered into by the Borrower or its Subsidiaries or for which the Borrower or any of its Subsidiaries is responsible or liable shall exclude (i) keep-well and other similar agreements to advance or supply funds (x) for the purchase or payment of any primary obligation of any other Person (including AT&T Latin America, so long as it is a non-wholly-owned Subsidiary of the Borrower) (such other Person being the "primary obligor") or (y) to maintain working capital or equity capital of the primary obligor or otherwise maintain the net worth or solvency of the primary obligor and (ii) guarantees of obligations for which cross-guarantees or cross-indemnifications in favor of the Borrower or such Subsidiary from Liberty Media Corporation or Comcast exist and (b) Indebtedness shall be calculated (i) net of cash and cash equivalents (including, without limitation, cash and cash equivalents the use of which is restricted to secure or repay Indebtedness, but only to the extent that the relevant Indebtedness is reflected on the consolidated balance sheet of the Borrower and its Subsidiaries and excluding cash and cash equivalents the use of which is restricted in accordance with Section 5.06(g) to the payment of principal of, interest on, or fees in connection with the incurrence of Monetized Debt), held by the Borrower and its Consolidated Subsidiaries on the date of determination (other than cash and cash equivalents held by AT&T Latin America, so long as it is a non-wholly-owned Subsidiary of the Borrower) and (ii) in the case of non-dollar denominated Indebtedness, after giving effect to the mark-to-market value of any currency hedge transactions entered into to protect such Person from fluctuations in exchange rates related to such Indebtedness.

     "Initial Issuing Banks" has the meaning set forth in the recital of parties to this Agreement.

     "Intangible Assets" shall mean the value (net of any applicable reserves), as shown on or reflected in the most recently prepared consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of the most recent fiscal quarter of the Borrower of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational costs; and (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); but in no event shall the term "Intangible Assets" include product development costs.

     "Interest Payment Date" shall mean, with respect to any Revolving Credit Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date for such Revolving Credit Loan had successive Interest Periods of three months' duration been applicable to such Revolving Credit Loan and, in addition, the date of any conversion of such Revolving Credit Loan to a Revolving Credit Loan of a different Type.

     "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Termination Date or, if the Revolving Credit Loans have been converted to a term loan pursuant to Section 2.07(a), the Maturity Date, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.05 or repaid or prepaid in accordance with Section 2.07 or Section 2.12; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "Issuing Bank" means an Initial Issuing Bank or any assignee to which a portion of the Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.04 so long as such assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Paying Agent of its lending office (which information shall be recorded by the Paying Agent in the Register), for so long as the Initial Issuing Bank or assignee, as the case may be, shall have a Letter of Credit Commitment.

     "Joint Lead Arrangers" shall have the meaning specified in the recital of parties to this Agreement.

     "L/C Cash Collateral Account" means an interest bearing cash collateral account to be established and maintained by the Paying Agent, over which the Paying Agent shall have sole dominion and control, upon terms as may be reasonably satisfactory to the Paying Agent.

     "L/C Related Documents" has the meaning specified in Section 2.07(c)(i).

     "Lenders" means the Banks, each Issuing Bank and each assignee that shall become a party hereto pursuant to Section 8.04.

     "Letter of Credit Advance" has the meaning specified in Section 2.03(c).

     "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

     "Letter of Credit Commitment" means, with respect to any Initial Issuing Bank, the amount set forth opposite such Initial Issuing Bank's name on Schedule
2.01 hereto or, if such Initial Issuing Bank has entered into one or more Assignment and Acceptances, the amount set forth for such Issuing Bank in the Register maintained by the Paying Agent pursuant to Section 8.04(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.11.

     "Letter of Credit Facility" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time and (b) $300,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.11.

     "Letter of Credit Fees" has the meaning specified in Section 2.06(c).

     "Letters of Credit" has the meaning specified in Section 2.01(b).

     "LIBO Rate" shall mean, with respect to each Interest Period, a rate of interest determined on the basis of at least two offered rates for deposits in United States dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of such Interest Period. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate with respect to each Interest Period will be the arithmetic average (rounded upwards to the next 1/16th of 1%) of such offered rates. If fewer than two offered rates appear, "LIBO Rate" in respect of any Interest Period will be determined on the basis of the rates at which deposits in United States dollars are offered by the Paying Agent at approximately 11:00 a.m. (London time) on the day that is two Business Days preceding the first day of such Interest Period to prime banks in the London interbank market for a period equal to such Interest Period commencing on the first day of such Interest Period.

     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

     "Loans" means, collectively, the Letter of Credit Advances and the Revolving Credit Loans.

     "Long Term Debt" shall mean, at any time, any publicly held senior unsecured debt obligations outstanding at such time with a maturity more than one year after the date of any determination hereunder.

     "Long Term Senior Debt" shall have the meaning specified in the definition of "Public Debt Ratings".

     "Margin Regulations" shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Margin Stock" shall have the meaning given such term under Regulation U of the Board.

     "Material Adverse Effect" shall mean a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole (it being understood that no event, condition or result reflected in reports or financial statements filed with the SEC prior to August 12, 2003, shall be deemed to give rise to a Material Adverse Effect).

     "Maturity Date" shall mean the first anniversary of the Termination Date or, if such day is not a Business Day, the next preceding Business Day.

     "Monetized Debt" shall mean Indebtedness of the Borrower or a non-operating Subsidiary of the Borrower secured by capital stock of Persons not directly or indirectly controlled by the Borrower (collectively, the "Available Stock"), so long as the Borrower or such non-operating Subsidiary has at all times sufficient Available Stock so that upon maturity or exchange prior to maturity it may satisfy substantially all of the obligations arising under such Indebtedness (other than obligations to pay cash coupon amounts on such Indebtedness) solely by the delivery of Available Stock.

     "Moody's" shall mean Moody's Investors Service, Inc. or any successor rating agency.

     "Net Interest Expense" shall mean, for any period, Consolidated interest expense as recorded according to GAAP, less Consolidated interest income as recorded according to GAAP, excluding interest expense and interest income related to AT&T Latin America.

     "Notice of Issuance" has the meaning specified in Section 2.03(a).

     "Operational EBITDA" shall mean, for any period, operating income (or operating loss) of the Borrower and its Consolidated Subsidiaries, excluding the operating income (or operating loss) of AT&T Latin America (so long as it is a non-wholly-owned Subsidiary of the Borrower) and At Home Corporation plus, to the extent deducted in determining such operating income (or operating loss), the sum of (a) depreciation expense, (b) amortization expense, (c) restructuring and other charges and (d) asset impairment charges. If the Borrower acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the assets or property of any other Person, or engages in any asset sale permitted by Section 5.05, during any period in respect of which Operational EBITDA is to be determined hereunder, such Operational EBITDA will be determined on a pro forma basis as if such acquisition or such asset sale occurred on the first day of the relevant period if the Operational EBITDA attributable to such acquisition or assets sold represents more than 10% of the Borrower's
Operational EBITDA calculated immediately prior to giving effect to such acquisition or such asset sale.

     "Optional Termination Date" has the meaning specified in Section 2.11(d).

     "Paying Agent" shall have the meaning specified in the recital of parties to this Agreement.

     "Permitted Encumbrances" shall mean:

          (a) Liens imposed by law for taxes that (x) are not yet due or (y) are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that (x) are not overdue by more than 90 days or (y) are being contested in good faith by appropriate proceedings;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, joint-build contracts, leases, public, quasi-public and statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, and governmental (foreign, Federal, state or municipal) liens arising out of governmental franchise or similar agreements or contracts for the purchase of products, in each case in the ordinary course of business;

          (e) attachment, judgment or similar liens in respect of judgments, unless such liens relate to one or more judgments for the payment of money in an aggregate amount exceeding $250,000,000 and (i) such judgments have remained undischarged for a period of 60 consecutive days or more during which execution has not been effectively stayed or (ii) action has been legally taken by a judgment creditor to attach or levy upon assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

          (g) leases (other than leases with respect to Sale and Leaseback Transactions), licenses and indefeasible rights of use or similar arrangements relating to the shared use of facilities entered into in the ordinary course of business and consistent with past practices;

          (h) landlords' liens under leases of property to which the Borrower or a Restricted Subsidiary is a party; and

          (i) other incidental encumbrances which do not secure Indebtedness and do not in the aggregate materially detract from the value of the assets of the Borrower and its Restricted Subsidiaries or materially impair the use thereof in the operation of it business.

     "Permitted Receivables Financing" shall mean any financing pursuant to which the Borrower or any Restricted Subsidiary of the Borrower may sell, convey, or otherwise transfer to any Person, or grant a security interest in, any accounts receivable (and related assets) of the Borrower or such Restricted Subsidiary, provided that such financing shall be on customary market terms and shall be with limited or no recourse to the Borrower and its Subsidiaries except to the extent customary for such transactions.

     "Person" or "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

     "Principal Property" of the Borrower shall mean any land, land improvements, building and associated factory, laboratory office and switching equipment (excluding all products marketed by the Borrower or any Subsidiary) constituting a manufacturing facility, development facility, warehouse facility, service facility, office facility or operating facility (including any portion thereof), which facility (a) is owned by or leased to the Borrower or any Restricted Subsidiary, (b) is located within the United States and (c) has an acquisition cost plus capitalized improvements in excess of 0.25% of
Consolidated Net Tangible Assets of the Borrower as of the date of such determination, other than (i) any such facility, or portion thereof, which has been financed by obligations issued by or on behalf of a State, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof (other than a "substantial user" of such facility or a "related person" as those terms are used in Section 103 of the
Code) pursuant to the provisions of Section 103 of the Code (or any similar provisions hereafter enacted) as in effect at the time of issuance of such obligations, (ii) any such facility which the Borrower's Board of Directors may by resolution declare is not of material importance to the Borrower and the Restricted Subsidiaries taken as a whole and (iii) any such facility, or portion thereof, owned or leased jointly or in common with one or more persons other than the Borrower and any Subsidiary of the Borrower and in which the interest of the Borrower and all Subsidiaries of the Borrower does not exceed 50%.

     "Pro Rata Share" of any amount means, (i) with respect to any Lender at any time prior to the termination of the Total Revolving Credit Commitments pursuant to the terms of this Agreement, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment (including such Lender's participations in Letters of Credit under Section 2.03(b)) at such time and the denominator of which is the amount of the Total Revolving Credit Commitments (including participations in Letters of Credit under Section 2.03(b)) at such time, and (ii) with respect to any Lender at any time after the termination of the Total Revolving Credit Commitments pursuant to the terms of this Agreement, the product of such amount times a fraction the numerator of which is the sum of (A) the principal amount of the Loans then outstanding held by such Lender and (B) the aggregate amount of such Lender's participations in Letters of Credit under Section 2.03(b), in each case, at such time after giving effect to each effective Assignment and Acceptance to which such Lender is a party) (or, if no Loans and no Letters of Credit are outstanding at such time, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the sum of (A) the aggregate principal amount of the Loans then outstanding held by all Lenders and (B) the aggregate Available Amount of all Letters of Credit, in each case, at such time (or, if no Loans and no Letters of Credit are outstanding at such time, the Total Revolving Credit Commitments as in effect immediately prior to such termination).

     "Public Debt Ratings" means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt (the "Long-Term Senior Debt") and commercial paper (the "Short-Term Debt") issued by the Borrower; provided that if the Borrower has caused the credit facility evidenced by this Agreement to be rated by S&P and Moody's, then such ratings shall be used in lieu of the ratings applicable to Long-Term Senior Debt and Short-Term Debt of the Borrower for all purposes hereunder. For purposes of the foregoing, with respect to the Borrower (a) if S&P or Moody's shall have in effect a rating for only one but not both of the Long-Term Senior Debt or the Short-Term Debt, the Applicable Margin and the Applicable Facility Fee Percentage shall be the lowest level that may be determined by reference to the available rating; (b) if only one of S&P and Moody's shall have in effect Public Debt Ratings, the Applicable Margin and the Applicable Facility Fee Percentage shall be determined by reference to the available rating; (c) if neither S&P nor Moody's shall have in effect Public Debt Ratings for either of the Long-Term Senior Debt or the Short-Term Debt, the Applicable Margin and the Applicable Facility Fee Percentage will be set in accordance with Level 6 under the definition of "Applicable Margin" or "Applicable Facility Fee Percentage", as the case may be;
(d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Ratings announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

     "Register" shall have the meaning given such term in Section 8.04(d).

     "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Required Lenders" shall mean, at any time, Lenders having at least a majority in interest of the Total Revolving Credit Commitments or, if the Total Revolving Credit Commitments shall have been terminated, or for purposes of acceleration pursuant to clause (ii) of Article VI, Lenders owed or holding at least a majority in interest of the sum of (x) the Loans outstanding at such time plus (y) the aggregate Available Amount of all Letters of Credit outstanding at such time.

     "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "Restricted Subsidiary" shall mean (a) any Subsidiary of the Borrower (i) which has substantially all of its property within the United States of America,
(ii) which owns or is a lessee of any Principal Property, and (iii) in which the investment of the Borrower and all other Subsidiaries of the Borrower exceeds 0.25% of Consolidated Net Tangible Assets of the Borrower as of the date of such determination; provided, however, that the term "Restricted Subsidiary" shall not include (A) any Subsidiary of the Borrower (x) primarily engaged in the business of purchasing, holding, collecting, servicing or otherwise dealing in and with installment sales contracts, leases, trust receipts, mortgages, commercial paper or other financing instruments and any collateral or agreements relating thereto, including in the business, individually or through partnerships, of financing (whether through long- or short-term borrowings, pledges, discounts or otherwise) the sales, leasing or other operations of the Borrower and the Subsidiaries or any of them, or (y) engaged in the business of financing the assets and operations of third parties; provided that, notwithstanding (x) and (y) above, such Subsidiary of the Borrower shall be a Restricted Subsidiary if it owns, leases or operates any property which would qualify as Principal Property except as incidental to such financing business; or (B) any Subsidiary of the Borrower acquired or organized after April 1, 1986, for the purpose of acquiring the stock or business or assets of any person other than the Borrower or any Restricted Subsidiary, whether by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect, so long as such Subsidiary of the Borrower does not acquire by merger, consolidation, acquisition of stock or assets or similar transactions analogous in purpose or effect all or any substantial part of the business or assets of the Borrower or any Restricted Subsidiary of the Borrower; and (b) any other Subsidiary of the Borrower which is hereafter designated by the Board of Directors of the Borrower as a Restricted Subsidiary of the Borrower.

     "Revolving Credit Commitment" shall mean, with respect to each Lender, the Revolving Credit Commitment of such Lender as set forth on Schedule 2.01 hereto or in any Assignment and Acceptance to which such Lender is a party.

     "Revolving Credit Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.04, including any such loan that is converted to a term loan pursuant to Section 2.07. Each Revolving Credit Loan shall be a Eurodollar Loan or an ABR Loan.

     "Sale and Leaseback Transaction" shall mean any arrangement with any person providing for the leasing by the Borrower or any Restricted Subsidiary of any Principal Property (whether such Principal Property is now owned or hereafter acquired) that has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such person, other than (a) temporary leases for a term, including renewals at the option of the lessee, of not more than three years; (b) leases between the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries; and (c) leases of Principal Property executed by the time of, or within 180 days after the latest of, the acquisition, the completion of construction or improvement (including any improvements on property which will result in such property becoming Principal Property), or the commencement of commercial operation of such Principal Property.

     "SEC" shall mean the Securities and Exchange Commission.

     "Separation Transaction" shall mean any disposition, spin-off or other similar transaction (whether pursuant to a single transaction or a series of related transactions) of any division or line of business of the Borrower or any of its Subsidiaries as a result of which, after giving effect thereto, such division or line of business is no longer a part of or conducted by the Borrower or any of its Subsidiaries. For the avoidance of doubt, it is understood that there are two lines of business of the Borrower, comprising divisions engaged in activities related to consumer services, on the one hand, and business services, on the other.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor rating agency.

     "Short-Term Debt" shall have the meaning assigned to such term in the definition of "Public Debt Ratings".

     "SPC" shall have the meaning specified in Section 8.04(j).

     "Subsidiary" shall mean, at any time, any Person, a majority of the Voting Equity Interests of which is at such time owned or controlled, directly or indirectly, by the Borrower or by one or more Subsidiaries of the Borrower. As used herein, Voting Equity Interests are Equity Interests entitled to vote in the election of directors (or comparable management positions).

     "Swap Agreement" shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions entered into in the ordinary course of business and not for speculative purposes.

     "Termination Date" means the earlier of (a) October 6, 2004 and (b) the date of termination in whole of the Commitments pursuant to Section 2.11(b) or
(d) or 6.01.

     "Term Loan Conversion Date" means the Termination Date if on such date all Revolving Credit Loans outstanding on such date are converted into a term loan pursuant to Section 2.07.

     "Term Loan Election" has the meaning specified in Section 2.07.

     "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of Revolving Credit Commitments of all the Lenders, as in effect at such time.

     "Transactions"  shall  have the  meaning  assigned  to such term in Section
3.02.

     "Type" when used in respect of any Revolving Credit Loan or Borrowing, shall refer to the Rate by reference to which interest on such Revolving Credit Loan or on the Revolving Credit Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate and the Alternate Base Rate.

     "Unused Commitment" means, with respect to each Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans and Letter of Credit Advances made by such Lender (in its capacity as a lender and not as Issuing Bank) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all the Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by each Issuing Bank pursuant to Section 2.03(c) that have not been ratably funded by such Lender and are outstanding at such time.

     "Utilization Fee" shall have the meaning assigned to such term in Section 2.06(b).

     "Voting Stock" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Paying Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Paying Agent notifies the Borrower that the Required Lenders wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

                                   ARTICLE II

                                   The Credits

     SECTION 2.01. Commitments. (a) Revolving Credit Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Credit Loans to the Borrower, at any time and from time to time on and after the date hereof and until the earlier of the Termination Date and the termination of the Revolving Credit Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Unused Commitment at such time. Each Lender's Revolving Credit Commitment is set forth opposite its name in
Schedule 2.01. Such Revolving Credit Commitments may be terminated or reduced from time to time pursuant to Section 2.11. Within the limits of each Lender's Unused Commitment, the Borrower may borrow, pay or prepay and reborrow Revolving Credit Loans hereunder, on and after the Closing Date and prior to the Termination Date, subject to the terms, conditions and limitations set forth herein.

     (b) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (each, a "Letter of Credit") for the account of the Borrower from time to time during the period from the Closing Date until five days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by each Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the aggregate Unused Commitments of the Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) of greater than one year; provided that any Letter of Credit which provides for automatic one-year extension(s) of such expiration date shall be deemed to comply with the foregoing requirement if the Issuing Bank has the unconditional right to prevent any such automatic extension from taking place. For the avoidance of doubt, no Letter of Credit shall expire later than the date which is five days before the Maturity Date. Within the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(b), repay any advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(b). Each letter of credit issued prior to the Closing Date and listed on Schedule 2.01(b) shall be deemed to constitute a Letter of Credit issued hereunder, and each Lender that is an issuer of such a Letter of Credit shall, for purposes of Section 2.03, be deemed to be an Issuing Bank for each such Letter of Credit, provided than any renewal or replacement of any such Letter of Credit shall be issued by an Issuing Bank pursuant to the terms of this Agreement. The terms "issue", "issued", "issuance" and all similar terms, when applied to a Letter of Credit, shall include any renewal, extension or amendment thereof.

     SECTION 2.02. Loans. (a) Each Revolving Credit Loan shall be made as part of a Borrowing consisting of Revolving Credit Loans made by the Lenders ratably in accordance with their respective Revolving Credit Commitments; provided, however, that the failure of any Lender to make any Revolving Credit Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Revolving Credit Loan required to be made by such other Lender). The Revolving Credit Loans comprising any Borrowing shall be in an aggregate principal amount which is an integral multiple of $10,000,000 and not less than $50,000,000 (or an aggregate principal amount equal to the remaining balance of the available Total Revolving Credit Commitments).

     (b) Each Borrowing shall be comprised entirely of Eurodollar Loans or ABR Loans, as the Borrower may request pursuant to Section 2.04. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Eurodollar Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Eurodollar Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than 25 separate Borrowings comprised of Eurodollar Loans being outstanding hereunder at any one time. For purposes of the foregoing, Revolving Credit Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Revolving Credit Loans.

     (c) Subject to Section 2.05, each Lender shall make each Revolving Credit Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Paying Agent in New York, New York, not later than 12:00 noon, New York City time, and the Paying Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Paying Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Revolving Credit Loans shall be made by the Lenders pro rata in accordance with Section
2.16. Unless the Paying Agent shall have received notice from a Lender prior to the date (or in the case of ABR Borrowings, prior to 12:00 noon New York City time on the date of such Borrowing) of any Borrowing that such Lender will not make available to the Paying Agent such Lender's portion of such Borrowing, the Paying Agent may assume that such Lender has made such portion available to the Paying Agent on the date of such Borrowing in accordance with this paragraph (c) and the Paying Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Paying Agent, such Lender and the Borrower severally agree to repay to the Paying Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Paying Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Revolving Credit Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Paying Agent such corresponding amount, such amount shall constitute such Lender's Revolving Credit Loan as part of such Borrowing for purposes of this Agreement.

     SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. (i) Each Letter of Credit shall be issued upon notice by telephone, given not later than 10:30 a.m., New York City time, on the second Business Day prior to the date of the proposed issuance of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by the Borrower to any Issuing Bank, and such Issuing Bank shall give the Paying Agent prompt notice thereof by telex, telecopier or cable. Each such telephonic notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be irrevocable, and shall be confirmed promptly by hand delivery or telecopy to the applicable Issuing Bank of a written Notice of Issuance in the form of Exhibit A-2, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) initial Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit (which shall not be later than one year after the date of issuance thereof or, in the case of any renewal or extension, one year after such renewal or extension; provided that any Letter of Credit which provides for automatic one-year extension(s) of such expiration date shall be deemed to comply with the foregoing requirement if the Issuing Bank has the unconditional right to prevent any such automatic extension from taking place and each Issuing Bank hereby agrees to exercise such right to prevent any such automatic extension for each Letter of Credit outstanding after the Termination
Date), (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit (which may be the applicable Issuing Bank's standard form), and shall be accompanied by such customary and reasonable application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement") and such other information as may be reasonably necessary to prepare, amend or renew such Letter of Credit. If the requested form of such Letter of Credit is in such Issuing Bank's standard form or is otherwise acceptable to such Issuing Bank in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article IV, make such Letter of Credit available to the Borrower at its office referred to in Section 8.01 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

     (b) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and, in the case of the Letters of Credit listed on Schedule 2.01(b) hereto, on and as of the Closing Date, in each case without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. The Borrower hereby agrees to each such participation. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Paying Agent, for the account of such Issuing Bank, such Lender's Pro Rata Share of each Letter of Credit Advance funded by such Issuing Bank and not reimbursed by the Borrower on the date made, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (c) Drawing and Reimbursement. The payment by an Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of an advance under this Agreement (a "Letter of Credit Advance"), which shall be an ABR Loan, in the amount of such draft. Each Issuing Bank shall give prompt notice (and such Issuing Bank will use its commercially reasonable efforts to deliver such notice within one Business Day) to the Borrower and the Paying Agent of each drawing under any Letter of Credit issued by it, and such notice to the Borrower shall constitute a demand for repayment of such Letter of Credit Advance for all purposes hereunder. Upon written demand by such Issuing Bank, with a copy of such demand to the Paying Agent, each Lender shall pay to the Paying Agent such Lender's Pro Rata Share of such outstanding Letter of Credit Advance, by making available for the account of its applicable lending office to the Paying Agent for the account of such Issuing Bank, by wire transfer to the Paying Agent, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be funded by such Lender. Promptly after receipt thereof, the Paying Agent shall transfer such funds to such Issuing Bank. Each Lender agrees to fund its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 10:30 a.m., New York City time, on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Lender shall not have so made the amount of such Letter of Credit Advance available to the Paying Agent, such Lender agrees to pay to the Paying Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Paying Agent, at the Federal Funds Effective Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Paying Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

     (d) Letter of Credit Reports. Each Issuing Bank shall furnish (i) to the Paying Agent on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit issued by it and (ii) to the Paying Agent (with a copy to the Borrower) on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank. The Paying Agent will furnish any report received by it under this Section 2.03(d) to any Lender upon such Lender's reasonable request.

     (e) Failure to Make Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

     SECTION 2.04. Borrowing Procedure. In order to request a Borrowing, the Borrower shall notify the Paying Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Borrowing. Each such telephonic borrowing request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Paying Agent of a written Borrowing Request in the form of Exhibit A. Each such telephonic and written Borrowing Request shall specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto, which shall not end after the Termination Date. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding any other provision of this Agreement to the contrary, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect to such Borrowing would end after the Termination Date. The Paying Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

     SECTION 2.05. Conversion and Continuation of Loans. The Borrower shall have the right at any time upon prior notice by telephone to the Paying Agent (i) not later than 10:30 a.m., New York City time, on the day of the conversion, to convert all or any part of any Eurodollar Borrowing into an ABR Borrowing, (ii) not later than 10:30 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period and (iii) not later than 10:30 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period, with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

          (a) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of the Borrowing converted or continued shall be an integral multiple of $10,000,000 and not less than $50,000,000;

          (b) accrued interest on a Borrowing (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

          (c) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

          (d) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

          (e) any portion of a Eurodollar Borrowing which cannot be continued as a Eurodollar Borrowing by reason of clause (d) above shall be automatically converted at the end of the Interest Period in effect for such Eurodollar Borrowing into an ABR Borrowing; and

          (f) no Interest Period may be selected for any Eurodollar Borrowing that would end later than the Termination Date or, if the Revolving Credit Loans have been converted to a term loan pursuant to Section 2.07 prior to such selection, that ends after the Maturity Date.

     Each such telephonic notice shall be confirmed promptly by hand delivery or telecopy to the Paying Agent of a written notice. Each such telephonic and written notice of the Borrower pursuant to this Section 2.05 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests to be converted or continued,
(ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.05 to convert or continue any Borrowing, such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted or continued into a new Interest Period as an ABR Borrowing.

     SECTION 2.06. Fees. (a) Facility Fee. The Borrower agrees to pay to each Lender, through the Paying Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on December 31, 2003) and on the date on which the Revolving Credit Commitment of such Lender shall be terminated or reduced as provided herein, and if the Borrower exercises the Term Loan Election, on the Maturity Date, a facility fee (a "Facility Fee") on (i) on and prior to the Termination Date, the average daily amount of the Revolving Credit Commitment of such Lender, whether used or unused, during the preceding quarter (or other period commencing on the date of this Agreement, or ending with the Maturity Date or any date on which the Commitments shall be terminated or reduced) and (ii) after the Term Loan Conversion Date (if any), the sum of (x) the average daily outstanding principal balance of the Revolving Credit Loans of such Lender and (y) the average daily Available Amount of outstanding Letters of Credit during the preceding quarter (or other period commencing on the Term Loan Conversion Date, or ending with the Maturity Date), in each case at a rate per annum equal to the Applicable Facility Fee Percentage in effect from time to time. All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Facility Fee due to each Lender shall commence to accrue on the date of this Agreement, and shall cease to accrue on (x) the earlier of the Termination Date and the termination of the Commitment of such Lender as provided herein or (y) if the Term Loan Election is exercised, the Maturity Date.

     (b) Utilization Fee. The Borrower agrees to pay to each Lender, through the Paying Agent, on each March 31, June 30, September 30 and December 31 and on each date on which the Commitment of such Lender shall be terminated or reduced as provided herein, a utilization fee (a "Utilization Fee") equal to a pro rata portion (based on the ratio of such Lender's Revolving Credit Commitment to the Total Revolving Credit Commitment) of 0.25% per annum on the sum of (x) the aggregate principal amount of the outstanding Loans and (y) the aggregate
Available Amount of outstanding Letters of Credit for each day during the preceding quarter (or other period commencing on the date hereof or ending with the Termination Date) on which the sum of (x) the Loans outstanding under the Facility and (y) the aggregate Available Amount of outstanding Letters of Credit exceeds 25% of the Total Revolving Credit Commitments. The Utilization Fee due to each Lender shall be payable in arrears and shall commence to accrue on the date of this Agreement and cease to accrue on the Termination Date.

     (c) Letter of Credit Fees. (i) The Borrower agrees to pay to the Paying Agent for the account of each Lender a commission (the "Letter of Credit Fees") on such Lender's Pro Rata Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurodollar Loans in effect from time to time, payable in arrears quarterly within five Business Days after each March 31, June 30, September 30 and December 31, commencing on the first such date to occur after the Closing Date, and on the Maturity Date; provided that for purposes of this Section 2.06(c), the Applicable Margin shall increase by 2% upon the occurrence and during the continuation of an Event of Default under Section 6.01(b) or (c) or if the Borrower is otherwise required to pay default interest pursuant to Section 2.09.

     (ii) The Borrower shall pay to each Issuing Bank for its own account (A) an issuance fee for each Letter of Credit issued by such Issuing Bank in an amount equal to 0.125% of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit, payable on such date and (B) such other fees as may from time to time be agreed in writing between the Borrower and such Issuing Bank.

     (d) Administrative Fees. The Borrower agrees to pay the Paying Agent, for its own account, the agency and other fees referred to in the Fee Letter (the "Administrative Fees") at the times and in the amounts agreed upon in the Fee Letter.

     (e) Fees shall be paid on the dates due, in immediately available funds, to the Paying Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) Revolving Credit Loans. The Borrower shall, unless it exercises the Term Loan Election pursuant to the next succeeding sentence, repay to the Paying Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Loans then outstanding. The Borrower may, upon not less than 10 days' notice to the Paying Agent, elect (the "Term Loan Election") (x) to convert all of the Revolving Credit Loans, if any, outstanding on the Termination Date into a term loan which the Borrower shall repay in full ratably to the Lenders on the Maturity Date and (y) not to provide the cash collateral that would otherwise be required pursuant to Section 2.07(d) for Letters of Credit with expiration dates occurring after the Termination Date; provided that the Term Loan Election may not be exercised unless the following conditions are satisfied on and as of the date of the Term Loan Election and on and as of the Term Loan Conversion Date (and on the Term Loan Conversion Date the Borrower shall deliver a certificate signed by a Financial Officer stating that such conditions are satisfied on and as of such dates): (i) no Default or Event of Default shall have occurred and be continuing and (ii) each representation and warranty of the Borrower contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that by their terms expressly relate to an earlier date, in which case, as of such earlier date). All Revolving Credit Loans converted into a term loan pursuant to this Section 2.07 shall continue to constitute Revolving Credit Loans except that the Borrower may not reborrow pursuant to Section 2.01 after all or any portion of such Revolving Credit Loans have been prepaid pursuant to Section
2.12 or otherwise. Each Revolving Credit Loan shall bear interest on the outstanding principal balance thereof as set forth in Section 2.08.

     (b) Letter of Credit Advances. The Borrower shall repay to the Paying Agent for the account of each Issuing Bank and each other Bank that has made a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them; provided, that the Borrower shall make such repayment (x) on the date of demand if such demand is received by the Borrower prior to 10:30 AM, New York City time, on such date or (y) on the Business Day immediately following the date of receipt of such demand, if demand is received by the Borrower after 10:30 AM, New York City time.

     (c) The obligations of the Borrower under this Agreement to repay Letter of Credit Advances and to provide cash collateral for Letters of Credit on the terms set forth herein shall be unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement (as this Agreement may be amended from time to time in accordance with the terms hereof) under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by any Lender of any draft or the reimbursement by the Borrower thereof):

          (i) any lack of validity or enforceability of this Agreement, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, any Agent Party, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of the L/C Related Documents; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

     (d) Letters of Credit. The Borrower shall, on the day that is 10 days prior to the Termination Date, unless the Borrower shall have made the Term Loan Election pursuant to Section 2.07(a), pay to the Paying Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal 103% of the aggregate Available Amount of all Letters of Credit then outstanding. Upon the drawing of any such Letter of Credit, to the extent funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law, and if so applied, then such reimbursement shall be deemed a repayment by the Borrower of the corresponding Letter of Credit Advance. After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrower thereunder shall have been paid in full, the balance, if any, in such L/C Cash Collateral Account shall be promptly returned to the Company.

     (e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid such lending office of such Lender from time to time under this Agreement.

     (f) The Paying Agent shall maintain the Register pursuant to Section 8.04(d), and a subaccount for each Lender, in which Register and accounts (taken together) shall be recorded (i) the amount of each Revolving Credit Loan made hereunder, the Type of each Revolving Credit Loan made and the Interest Period applicable thereto, (ii) the amount of each Letter of Credit Advance made hereunder, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Paying Agent hereunder from the Borrower and each Lender's share thereof.

     (g) The entries made in the Register and accounts maintained pursuant to paragraph (e) and (f) of this Section 2.07 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Paying Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans made to the Borrower by such Lender in accordance with their terms.

     SECTION 2.08. Interest on Loans. (a) Subject to the provisions of Section 2.09, the Revolving Credit Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin from time to time in effect.

     (b) Subject to the provisions of Section 2.09, the Revolving Credit Loans comprising each ABR Borrowing and the Letter of Credit Advances shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for periods during which the Alternate Base Rate is determined by reference to the Federal Funds Effective Rate) at a rate per annum equal to the Alternate Base Rate.

     (c) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined in good faith by the Paying Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.09. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Paying Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus 2.00%.

     SECTION 2.10. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Paying Agent shall have determined in good faith (i) that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Paying Agent shall, as soon as practicable thereafter, give telex or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination under clauses (i) or
(ii) above, until the Paying Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.04 shall be deemed to be a request for an ABR Borrowing. In the event a Lender notifies the Paying Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining its Eurodollar Loan during such Interest Period, the Paying Agent shall notify the Borrower of such notice and until the Lender shall have advised the Paying Agent that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing shall be deemed a request for an ABR Borrowing for the same Interest Period with respect to such Lender. Each determination by the Paying Agent hereunder shall be in good faith and conclusive absent manifest error.

     SECTION 2.11. Termination and Reduction of Commitments(a) . (a) The Commitments shall be automatically terminated on the Termination Date.

     (b) Upon at least three Business Days' prior irrevocable telex or telecopy notice to the Paying Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Commitments of the Lenders; provided, however, that each partial reduction of the Unused Commitments shall be in an integral multiple of $10,000,000 and in a minimum principal amount of $50,000,000.

     (c) Each reduction in the Unused Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments. The Borrower shall pay to the Paying Agent for the account of the Lenders, on the date of each termination or reduction of the Unused Commitments, the Facility Fees on the amount of the Unused Commitments so terminated or reduced accrued through the date of such termination or reduction.

     (d) If a Change of Control shall occur, the Borrower shall, within ten days after the occurrence thereof, give notice thereof to the Paying Agent (who shall promptly deliver such notice to the Lenders), which notice shall describe in reasonable detail the facts and circumstances giving rise thereto and shall specify an Optional Termination Date for purposes of this Section 2.11 (the "Optional Termination Date"), which date shall not be less than 15 nor more than 30 days after the date of such notice. Each Lender may, by notice to the Borrower and the Paying Agent given not less than three Business Days prior to the Optional Termination Date, terminate its Commitment (if any), which shall thereupon be terminated, and declare the Revolving Credit Loans held by it (together with accrued interest thereon) and any other amounts payable hereunder for its account to be, and such Revolving Credit Loans and such other amounts shall thereupon become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, in each case effective as of the Optional Termination Date. On the Optional Termination Date, the Borrower shall deposit into the L/C Cash Collateral Account, an amount in cash equal to such terminating Lender's Pro Rata Share of the Available Amount of all Letters of Credit outstanding on such date. Any such amounts that are deposited pursuant to this Section 2.11 shall be held and applied in accordance with Section 6.02.

     SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving telex or telecopy notice (or telephone notice promptly confirmed by telex or telecopy notice) to the Paying Agent: (i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans and
(ii)  before  10:00  a.m.,  New  York  City  time,  one  Business  Day  prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $10,000,000 and not less than $50,000,000.

     (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.11, other than a termination pursuant to Section 2.11(a) if at the time of such termination the Borrower has exercised the Term Loan Election pursuant to Section 2.07(a), the Borrower shall pay or prepay so much of the Borrowings as shall be necessary in order that the sum of (x) the aggregate principal amount of the Loans outstanding and (y) the Available Amount of all Letters of Credit outstanding will not exceed the Total Revolving Credit Commitments, after giving effect to such termination or reduction; provided, that with respect to any termination of Commitments pursuant to Section 2.11(d), such prepayment shall be made only in respect of Loans held by Lenders that have terminated their Commitments pursuant to such Section 2.11(d).

     (c) Each notice of prepayment from the Borrower shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section
2.15 but  otherwise  without  premium or  penalty.  All  prepayments  under this
Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

     SECTION 2.13. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended by any Lender, or shall result in the imposition on such Lender or the London interbank market of any other condition affecting this Agreement, such Lender's Commitment or any Eurodollar Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

     (b) If any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, such Lender's Commitment, the Revolving Credit Loans made by such Lender or such Lender's issuance or maintenance of or participation in Letters of Credit pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered. It is acknowledged that this Agreement is being entered into by the Lenders on the understanding that the Lenders will not be required to maintain capital against their Commitments under currently applicable laws, regulations and regulatory guidelines.

     (c) A  certificate  of the  Lender  setting  forth  such  amount or amounts
(including computation of such amount or amounts) as shall be necessary to compensate the Lender or its holding company as specified in paragraph (a) or
(b) above, as the case may be, shall be delivered to the Borrower and such amount or amounts may be reviewed by the Borrower. Unless the Borrower disagrees in good faith with the computation of the amount or amounts in such certificate, the Borrower shall pay to the Lender, within 10 Business Days after receipt by the Borrower of such certificate delivered by the Lender, the amount shown as due on any such certificate. If the Borrower, after receipt of any such certificate from the Lender, disagrees with the Lender on the computation of the amount or amounts owed to the Lender pursuant to paragraph (a) or (b) above, the Lender and the Borrower shall negotiate in good faith to promptly resolve such disagreement. In either case, however, the Lender shall have a duty to mitigate the damages that may arise as a consequence of paragraph (a) or (b) above to the extent that such mitigation will not, in the judgment of the Lender, entail any cost or disadvantage to the Lender that the Lender is not reimbursed or compensated for by the Borrower.

     (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if after the date hereof any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by 30 days' (or such shorter period as shall be required in order to comply with applicable law) written notice to the Borrower and to the Paying Agent, such Lender may:

          (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

          (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

     In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower. Before giving any such notice, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any out-of-pocket loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to borrow or to refinance, convert or continue any Revolving Credit Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.04 or 2.05, (b) any payment, prepayment or conversion, or an assignment required under Section 2.20, of a Eurodollar Loan by the Borrower required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period, if any, applicable thereto, (c) any default by the Borrower in payment or prepayment of the principal amount of any Revolving Credit Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (d) the occurrence of any Event of Default.

     In the case of a Eurodollar Loan, such out-of-pocket loss or expense shall be limited to an amount equal to the excess, if any, of (i) such Lender's cost of obtaining the funds for the Eurodollar Loan being paid, prepaid, converted or not borrowed, converted or continued (based on the LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Eurodollar Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Eurodollar Loan which would have commenced on the date of such failure) over (ii) the amount of interest that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. In the case of an ABR Loan, such out-of-pocket loss or expense shall be limited to an amount equal to the excess, if any, of (i) such Lender's cost of obtaining the funds for the ABR Loan being paid, prepaid, converted or not borrowed, converted or continued for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the next Business Day for such ABR Loan over (ii) the amount of interest that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued until the next Business Day, as the case may be.

     A certificate of the Lender setting forth such amount or amounts (including the computation of such amount or amounts) as shall be necessary to compensate the Lender or its holding company for the out-of-pocket expenses defined herein shall be delivered to the Borrower and such amount or amounts may be reviewed by the Borrower. If the Borrower, after receipt of any such certificate from the Lender, disagrees in good faith with the Lender on the computation of the amount or amounts owed to the Lender pursuant to this Section 2.15, the Lender and the Borrower shall negotiate in good faith to promptly resolve such disagreement.

     Each Lender shall have a duty to mitigate the damages to such Lender that may arise as a consequence of clause (a), (b), (c) or (d) above to the extent that such mitigation will not, in the judgment of such Lender, entail any cost or disadvantage to such Lender that such Lender is not reimbursed or compensated for by the Borrower.

     SECTION 2.16. Pro Rata Treatment. Except as required under Sections 2.10, 2.11(d), 2.13, 2.14, 2.15, 2.19 and 2.20, and except for any repayment of a Letter of Credit Advance to an Issuing Bank prior to such time as the relevant Issuing Bank shall have received each Lender's Pro Rata Share of such Letter of Credit Advance as a result of a demand under Section 2.03(c), each Borrowing, each payment or prepayment of principal of any Loan, each payment of interest on the Loans, each payment of the Facility Fees, Letter of Credit Fees and Utilization Fees, each reduction of the Total Revolving Credit Commitments and each refinancing or conversion of any Revolving Credit Loan with a Revolving Credit Loan of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Revolving Credit Commitments (or, if such Revolving Credit Commitments shall have expired or been terminated, in accordance with clause (ii) of the definition of "Pro Rata Share"). Each Lender agrees that in computing such Lender's portion of any Revolving Credit Loan to be made hereunder, the Paying Agent may, in its discretion, round each Lender's percentage of such Revolving Credit Loan to the next higher or lower whole dollar amount.

     SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loans as a result of which the unpaid principal portion of the Loans of such Lender shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

     SECTION 2.18. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder from an account in the United States not later than 12:00 noon, New York City time, on the date when due in dollars to the Paying Agent at the location set forth in Section 8.01(a)(ii), in immediately available funds.

     (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.19. Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by the United States or any political subdivision or taxing authority thereof, excluding taxes imposed on the Paying Agent or any Lender's (or any transferee's or assignee's, including a participation holder's (any such entity a "Transferee")) net income and franchise taxes imposed on the Paying Agent or any Lender (or Transferee) by the United States or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Paying Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender (or Transferee) or the Paying Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement imposed by the United States or any political subdivision or taxing authority thereof (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Lender (or Transferee) and the Paying Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes on amounts payable under this Section 2.19) paid by such Lender (or Transferee) or the Paying Agent, as the case may be, with respect to the Borrower and any liability (including penalties, interest and reasonable out-of-pocket expenses) arising therefrom or with respect thereto (other than any such liability that results from the negligence or willful misconduct of the Lender (or Transferee) or the Paying Agent), whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Paying Agent, as the case may be, makes written demand therefor. If the Borrower or any Lender (or Transferee) or the Paying Agent shall determine that Taxes or Other Taxes may not have been correctly or legally assessed by the relevant taxing authority or other Governmental Authority, and that a Lender (or Transferee) or the Paying Agent may be entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the other party of the availability of such refund and such Lender (or Transferee) or the Paying Agent shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee) or the Paying Agent receives a refund or credit or offset against another tax liability in respect of any Taxes or Other Taxes for which such Lender (or Transferee) or the Paying Agent has received payment from the Borrower hereunder it shall promptly repay such refund or credit or offset against another tax liability (including any interest received by such Lender (or Transferee) or the Paying Agent from the taxing authority with respect to the refund with respect to such Taxes or Other Taxes) to the Borrower, net of all out-of-pocket expenses of such Lender; provided that the Borrower, upon the request of such Lender (or Transferee) or the Paying Agent, agrees to return such refund or credit or offset against another tax liability (plus penalties, interest or other charges) to such Lender (or Transferee) or the Paying Agent in the event such Lender (or Transferee) or the Paying Agent is required to repay such refund or credit or offset against another tax liability. For purposes of the preceding sentence, the Paying Agent or any Lender shall determine in good faith and in its discretion the amount of any credit or offset against another tax liability and shall be under no obligation to make available to the Borrower any of its tax returns or any other information that it deems to be confidential.

     (d) As soon as practicable after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Paying Agent, the Borrower will furnish to the Paying Agent, at its address referred to in Section 8.01(a)(ii), the original or a certified copy of a receipt evidencing payment thereof.

     (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Revolving Credit Loans made hereunder.

     (f) Each Lender (or Transferee) which is organized outside the United States shall, prior to the due date of the first payment by the Borrower to such Lender (or Transferee) hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN or Form W-8ECI, or any successor or other form prescribed by the Internal Revenue Service properly completed and duly executed by such Lender (or Transferee) establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Each such Lender (or Transferee) that changes its funding office shall promptly notify the Borrower of such change and, upon written request from the Borrower, shall deliver any new certificates, documents or other evidence required pursuant to the preceding sentence prior to the immediately following due date of any payment by the Borrower hereunder. Unless the Borrower and the Paying Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, notwithstanding paragraph (a), the Borrower or the Paying Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender (or Transferee) organized under the laws of a jurisdiction outside the United States.

     (g) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of Taxes and Other Taxes pursuant to paragraphs (a), (b) and (c) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of paragraph (f) above unless such Lender (or Transferee) is unable to comply with paragraph (f) because of (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the date hereof (and, in the case of a Transferee, after the date of assignment or transfer).

     (h) Any Lender (or Transferee) claiming any additional amounts payable under this Section 2.19 shall (i) to the extent legally able to do so, upon written request from the Borrower, file any certificate or document if such filing would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue, and the Borrower shall not be obligated to pay such additional amounts if, after the Borrower's request, any Lender (or Transferee) could have filed such certificate or document and failed to do so; or (ii) consistent with legal and regulatory restrictions, use reasonable efforts to change the jurisdiction of its applicable lending office if the making of such change would avoid the need for or reduce the amount of any additional amounts which may thereafter accrue and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

     SECTION 2.20. Mandatory Assignment; Commitment Termination. In the event any Lender delivers to the Paying Agent or the Borrower, as appropriate, a certificate in accordance with Section 2.13(c) or a notice in accordance with
Section 2.10 or 2.14, or the Borrower is required to pay any additional amounts or other payments in accordance with Section 2.19, the Borrower may, at its own expense, and in its sole discretion (a) require such Lender to transfer and assign in whole or in part, without recourse (in accordance with Section 8.04), all or part of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (ii) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Revolving Credit Loans made by it hereunder and all other amounts owed to it hereunder or
(b) terminate the Commitments of such Lender and prepay all outstanding Revolving Credit Loans of such Lender; provided that (x) such termination of the Commitments of such Lender and prepayment of Revolving Credit Loans does not conflict with any law, rule or regulation or order of any court or Governmental Authority and (y) the Borrower shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Revolving Credit Loans made by it hereunder and all other amounts owed to it hereunder and shall have deposited into the L/C Cash Collateral Account an amount in cash equal to such Lender's Pro Rata Share of the Available Amount of all Letters of Credit outstanding on such date.

                                  ARTICLE III

                         Representations and Warranties

     The Borrower represents and warrants to each of the Lenders that:

     SECTION 3.01. Organization; Powers. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to borrow funds hereunder.

     SECTION 3.02. Authorization. The execution, delivery and performance by the Borrower of this Agreement and the Borrowings of the Borrower hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate action and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation (including, without limitation, the Margin Regulations) or of the certificate of incorporation or other constitutive documents or by-laws of the Borrower, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon any property or assets of the Borrower.

     SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions.

     SECTION 3.05. Financial Statements. (a) The Borrower has heretofore furnished to the Agents and the Lenders copies of (i) its consolidated financial statements for the year ended December 31, 2002, which were included in the Borrower's annual report on Form 10-K filed with the SEC on March 31, 2003 under the Exchange Act, (ii) its consolidated financial statements for the three months ended March 31, 2003, which were included in the Borrower's quarterly report on Form 10-Q filed with the SEC on May 13, 2003 under the Exchange Act and (iii) its consolidated financial statements for the six months ended June 30, 2003, which were included in the Borrower's quarterly report on Form 10-Q filed with the SEC on August 12, 2003 under the Exchange Act. Such financial statements present fairly, in all material respects, the consolidated financial condition and the results of operations of the Borrower as of such dates in accordance with GAAP.

     (b) As of the Closing Date, there has occurred no material adverse change in the consolidated financial condition of the Borrower from the financial condition reflected in the financial statements referred to in the first sentence of paragraph (a) above (it being understood that no event, condition or result accurately reflected in reports or financial statements filed with the SEC prior to August 12, 2003, shall be deemed to give rise to a material adverse change).

     SECTION 3.06. Litigation; Compliance with Laws. (a) There are no actions or proceedings filed or (to the knowledge of the Borrower) investigations pending or overtly threatened against the Borrower in any court or before any Governmental Authority or arbitration board or tribunal which question the validity or legality of or seek damages in connection with this Agreement, the Transactions or any action taken or to be taken pursuant to this Agreement and no order or judgment has been issued or entered restraining or enjoining the Borrower from the execution, delivery or performance of this Agreement nor is there any action or proceeding which involves a probable risk of an adverse determination which would have any such effect; nor is there as of the date hereof any other action or proceeding filed or (to the knowledge of the Borrower) investigation pending or overtly threatened against the Borrower in any court or before any Governmental Authority or arbitration board or tribunal which involves a probable risk of a material adverse decision which would result in a Material Adverse Effect or materially restrict the ability of the Borrower to comply with its obligations under this Agreement.

     (b) Neither the Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would result in a Material Adverse Effect.

     SECTION 3.07. Federal Reserve Regulations. (a) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     (b) No part of the proceeds of any Revolving Credit Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

     SECTION 3.08. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.09. Use of Proceeds. All proceeds of the Revolving Credit Loans shall be used to refinance the Existing Credit Facility and for other general corporate purposes of the Borrower, including, without limitation, the repayment of maturing commercial paper of the Borrower.

     SECTION 3.10. No Material Misstatements. No report, financial statement or other written information furnished by or on behalf of the Borrower to any Agent or any Lender pursuant to Section 3.05 or Section 5.02 hereof contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were or will be made, not misleading.

                                   ARTICLE IV

                   Conditions of Effectiveness and of Lending

     The obligations of the Lenders to make Revolving Credit Loans and the obligations of each Issuing Bank to issue a Letter of Credit hereunder are subject to the satisfaction of the following conditions:

     SECTION 4.01. All Borrowings. On the date of each Borrowing or issuance of each Letter of Credit:

     (a) The Paying Agent shall have received a Borrowing Request as required by
Section 2.04 or a Notice of Issuance as required by Section 2.03(a), as applicable.

     (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing or issuance with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) The Borrower shall be in compliance with all the terms and provisions set forth herein in all material respects, and at the time of and immediately after such Borrowing or issuance no Event of Default or Default shall have occurred and be continuing.

     Each Borrowing and each issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing or issuance, as the case may be, as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

     SECTION 4.02. Closing Date. This Agreement shall be effective upon the satisfaction of the following conditions set forth in this Section 4.02:

     (a) The Paying Agent shall have received this Agreement, duly executed by each of the parties hereto.

     (b) The Paying Agent shall have received a favorable written opinion of Robert S. Feit, the Vice President-Law and Secretary of the Borrower, dated the Closing Date and addressed to the Lenders, to the effect set forth in Exhibit C hereto.

     (c) The Paying Agent shall have received (i) a long form certificate as to the certificate of incorporation, including all amendments thereto, of the Borrower, as of a recent date by the Secretary of State of the state of incorporation of the Borrower and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation of the Borrower has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Borrower; and (iii) a certificate of another officer of the Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above.

     (d) The Paying Agent shall have received a certificate from the Borrower, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

     (e) The Paying Agent shall have received any Fees and other amounts due and payable on or prior to the Closing Date to the extent invoiced.

     (f) The Existing Credit Facility shall have been repaid in full, all fees due under the Existing Credit Facility shall have been paid in full and the commitments thereunder shall have been terminated.

     (g) The Public Debt Rating of the Borrower shall be at least equal to BBB-by S&P and Baa3 by Moody's.

                                   ARTICLE V

                                   Covenants

     The Borrower covenants and agrees with each Lender and each Agent that so long as this Agreement shall remain in effect, any Letter of Credit shall be outstanding, or the principal of or interest on any Revolving Credit Loan, any Fees or any other expenses or amounts payable hereunder shall be unpaid, unless the Required Lenders shall otherwise consent in writing:

     SECTION 5.01. Existence. The Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 5.05.

     SECTION 5.02. Financial Statements, Reports, Etc. The Borrower will furnish to the Paying Agent for distribution to the Lenders:

     (a) promptly after the filing or sending thereof and in any event not later than (i) 105 days after the end of each fiscal year, a copy of the Borrower's report on Form 10-K which the Borrower files with the SEC for such year and (ii) 15 days after being sent to its public security holders, a copy of the Borrower's annual report;

     (b) promptly after the filing thereof, and in any event within 60 days after the end of each of the first three fiscal quarters during each fiscal year, the Borrower's report on Form 10-Q which the Borrower files with the SEC for such quarter;

     (c) concurrently with any delivery of information under paragraph (a) above, a certificate of a Financial Officer certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

     (d) promptly after the same become publicly available, copies of all other reports filed by it with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC, or distributed to its shareholders, as the case may be; and

     (e) promptly after the same become publicly available, notice that either or both of the Public Debt Ratings have changed from the immediately preceding Public Debt Ratings previously reported to the Paying Agent by the Borrower.

     Reports required to be delivered pursuant to subsections (a), (b) and (d) of this Section 5.02 shall be deemed to have been delivered on the date on which the Borrower posts such reports on the Borrower's website on the Internet at the website address listed on the signature pages hereof or when such report is posted on the SEC's website at www.sec.gov; provided that the Borrower shall deliver paper copies of the reports referred to in subsections (a), (b) and (d) of this Section 5.02 to any Agent or any Lender who requests the Borrower to deliver such paper copies until written notice to cease delivering paper copies is given by such Agent or such Lender and provided further that in every instance the Borrower shall provide paper copies of the certificate required by subsection (c) and the notice required by subsection (e) to the Paying Agent and each of the Lenders until such time as the Paying Agent shall provide the Borrower written notice otherwise.

     SECTION 5.03. Maintaining Records. The Borrower will record, summarize and report all financial information in accordance with GAAP.

     SECTION 5.04. Use of Proceeds. The Borrower will use the proceeds of the Revolving Credit Loans only for the purposes set forth in Section 3.09.

     SECTION 5.05. Consolidations, Mergers, Sales of Assets and Separation Transactions. (a) Subject to Section 2.11(d), nothing contained in this Agreement shall prevent any consolidation of the Borrower with, or merger of the Borrower into, another corporation or corporations (whether or not affiliated with the Borrower), or successive consolidations or mergers to which the Borrower or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of the Borrower (including stock of Subsidiaries) as an entirety or substantially as an entirety to any other corporation (whether or not affiliated with the Borrower) authorized to acquire and own or operate the same; provided, however, that the Borrower hereby covenants and agrees, that, upon any such consolidation, merger, sale or conveyance, the due and punctual payment of the principal of and interest on all the Revolving Credit Loans and the due and punctual performance and observance of all the covenants and conditions of this Agreement to be performed or observed by the Borrower shall be expressly assumed, by one or more agreements, reasonably satisfactory in form to the Required Lenders, executed and delivered to the Paying Agent by the corporation formed by such consolidation, or into which the Borrower shall have been merged, or which shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Borrower, with the same effect as if it had been named herein.

     (b) Separation Transactions. Notwithstanding clause (a) above, the Borrower will not effect, or permit any Subsidiary to effect, a Separation Transaction unless, at the time thereof and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Public Debt Rating of the Borrower for its Long-Term Senior Debt is at least BBB- by S&P and Baa3 by Moody's, and (iii) all preferred Equity Interests held by, and intercompany Indebtedness owed to, the Borrower in or by any Subsidiary that is the subject of the Separation Transaction are redeemed or repaid in full.

     SECTION 5.06. Limitations on Liens. The Borrower will not, and will not permit any Restricted Subsidiary (other than AT&T Latin America) to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

     (a) Permitted Encumbrances;

     (b) Liens on amounts on deposit from time to time in the L/C Cash Collateral Account in favor of the Paying Agent for the benefit of the Lenders;

     (c) any Lien on any  property or asset of the  Borrower  or any  Restricted
Subsidiary existing on the date hereof hereto securing obligations in an aggregate principal amount not exceeding $250,000,000 and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; provided that such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary;

     (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be,
(ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such security interests and the obligations secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (ii) such security interests shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (iii) the
Indebtedness secured thereby shall not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

     (f) Liens solely in favor of the Borrower or any Restricted Subsidiary arising in connection with transactions among the Borrower or any Subsidiary of the Borrower;

     (g) Liens arising in connection with Permitted Receivables Financings, as long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed $2,000,000,000 at any time;

     (h) Liens of the type described in the definition of Monetized Debt which secure Monetized Debt; provided that such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary other than the Available Stock related thereto and Liens on cash and cash equivalents the use of which is restricted to the payment of principal of, interest on, or fees in connection with the incurrence of such Monetized Debt;

     (i)  Liens   incurred  in   connection   with  sales  and   leasebacks   of
customer-related equipment undertaken by AT&T Business Services, a business division of the Borrower, in the ordinary course of fulfilling the terms and conditions of its contractual arrangements consistent with past practices; provided that such Liens extend solely to such customer-related equipment and physical investments made in connection with fulfilling such contractual arrangements;

     (j) Liens securing obligations under Swap Agreements;

     (k) Liens on cash and cash equivalents the use of which is restricted to defeasing or repaying Indebtedness existing on the date hereof;

     (l) Liens on cash and cash equivalents arising under or incurred pursuant to certain collateral arrangements made in connection with a $444,100,000 letter of credit obligation incurred on April 18, 2002 (and amended on January 29, 2003) in connection with a private debt transaction of the Borrower of approximately $0.8 billion; and

     (m) Liens not otherwise permitted hereunder securing obligations (including Attributable Debt outstanding under Sale and Leaseback Transactions) in an aggregate amount which shall not at any time exceed $500,000,000.

     SECTION 5.07. Limitations on Subsidiary Indebtedness. The Borrower will not permit any Restricted Subsidiary to create, incur, assume or permit to exist any Indebtedness other than (a) Indebtedness existing on the date hereof and set forth on Schedule 5.07 and any refinancing, extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decrease the weighted average life thereof, (b) Indebtedness owed to the Borrower or any other  Subsidiary  and  not  assigned  or  pledged  to  any  other  Person,  (c)
Indebtedness in connection with a Permitted Receivables Financing, (d) Indebtedness existing at the time a Restricted Subsidiary (not having previously been a Subsidiary) (i) becomes a Restricted Subsidiary or (ii) is merged or consolidated with or into a Restricted Subsidiary, provided that such Indebtedness is not created in contemplation of such merger or consolidation,
(e) intra-day balances and/or notional or physical pooling of cash in connection with the cash management procedures of the Borrower or any Subsidiary, (f) Indebtedness arising as a result of FIN 46, (g) Indebtedness secured by Liens permitted under Section 5.06 and (h) other unsecured Indebtedness in an aggregate principal amount for all Restricted Subsidiaries not exceeding $500,000,000 at any time outstanding.

     SECTION 5.08. Limitations on Sale and Leaseback Transactions. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless the sum of (i) the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction, (ii) all Attributable Debt then outstanding pursuant to all other Sale and Leaseback Transactions entered into by the Borrower or a Restricted Subsidiary after the date of this Agreement and (iii) all then outstanding Indebtedness secured in reliance on Section 5.06(l) does not exceed $500,000,000.

     SECTION 5.09. Total Debt to EBITDA Ratio. As of the last day of each fiscal quarter, the ratio of Consolidated Indebtedness of the Borrower and its Consolidated Subsidiaries on such day to Consolidated Operational EBITDA of the Borrower and its Consolidated Subsidiaries for the four consecutive fiscal quarters ending on such day shall not exceed 2.25:1.00.

     SECTION 5.10. EBITDA to Net Interest Expense Ratio. As of the last day of each fiscal quarter, the ratio of Consolidated Operational EBITDA of the Borrower and its Consolidated Subsidiaries for the four consecutive fiscal quarters ending on such day to Net Interest Expense of the Borrower and its Consolidated Subsidiaries on, and (without duplication of Net Interest Expense) amortization of debt discount in respect of, Consolidated Indebtedness for such period shall not be less than 3.50:1.00.

                                   ARTICLE VI

                                Events of Default

     SECTION 6.01. In case of the happening of any of the following events (each, an "Event of Default"):

     (a) any representation or warranty made or deemed made in or in connection with the execution and delivery of this Agreement or the Borrowings or Letter of Credit issuances hereunder, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

     (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

     (c) default shall be made in the payment of any interest on any Revolving Credit Loan or any Fee or any other amount (other than an amount referred to in paragraph (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of ten days;

     (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.01, 5.04, 5.05, 5.07,
5.09 or 5.10;

     (e) default shall be made in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Paying Agent or any Lender to the Borrower;

     (f) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

     (g) the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law; or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its property or make any general assignment for the benefit of creditors; or the Borrower shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by the Borrower in furtherance of any of the aforesaid purposes; and

     (h) the Borrower or any of its Subsidiaries shall fail to pay any principal of, premium or interest on any Indebtedness of the Borrower or such Subsidiary (as the case may be) that is outstanding in a principal amount of at least $200,000,000 either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Indebtedness or otherwise to cause such Indebtedness to mature before its stated maturity; or
(iii) any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption) before its stated maturity; provided -------- that neither clause (ii) nor (iii) shall apply to secured Indebtedness that becomes due solely as a result of a voluntary sale or transfer of the property securing such Indebtedness;

then, and in every such event (other than an event described in paragraph (f) or (g) above), and at any time thereafter during the continuance of such event, the Paying Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Revolving Credit Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Revolving Credit Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding; and, in any event with respect to the Borrower described in paragraph (f) or (g) above, the Commitments shall automatically terminate and the principal of the Revolving Credit Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

     SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Paying Agent may with the consent, or shall at the request, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, (a) pay to the Paying Agent on behalf of the Lenders in same day funds at the Paying Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or (b) make such other arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Lenders; and, in any event with respect to the Borrower described in paragraph (f) or (g) of Section 6.01 above, the obligation of the Borrower to pay such funds to the Paying Agent for deposit to the L/C Cash Collateral Account shall be automatic without further action, consent, request or demand by the Paying Agent or the Required Lenders. If at any time the Paying Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Paying Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all then outstanding Letters of Credit, the Borrower will, forthwith upon demand by the Paying Agent, pay to the Paying Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Paying Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law. After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrower hereunder shall have been paid in full, the balance, if any, in such L/C Cash Collateral Account shall be returned to the Borrower.



                                  ARTICLE VII

                                   The Agents

     SECTION 7.01. In order to expedite the transactions contemplated by this Agreement, Citibank is hereby appointed to act as Paying Agent on behalf of the Lenders and JPMCB and Citibank are hereby appointed to act as Administrative Agents on behalf of the Lenders. The Administrative Agents do not assume any responsibility or obligation under this Agreement or any duties as agents for the Lenders. The title "Administrative Agent" implies no fiduciary obligation on the part of any Administrative Agent to any Person and the use of such title does not impose on any Administrative Agent any duties under this Agreement. Each of the Lenders hereby authorizes each Agent to take such actions on behalf of such Lender and to exercise such powers as are specifically delegated to such Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Paying Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Revolving Credit Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Paying Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Paying Agent. It is understood that the Agent Parties shall not have any duties or obligations except those expressly set forth herein.

     Neither any Agent Party nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement. No Agent Party shall be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. Each Agent Party may deem and treat the Lender which makes any Revolving Credit Loan as the holder of the indebtedness resulting therefrom for all purposes hereof until, in the case of the Paying Agent, the Paying Agent shall have received notice from such Lender or, in the case of any other Agent Party, such Agent Party shall have received notice from the Paying Agent that it received such notice from such Lender, in each case, given as provided herein, of the transfer thereof. Each Agent Party shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (or when expressly required hereby, all the Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent Party shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither any Agent Party nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or in connection herewith. Each Agent Party may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     The Lenders hereby acknowledge that each Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

     Subject to the appointment and acceptance of a successor Paying Agent as provided below, any Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation of the Paying Agent, the Required Lenders shall have the right to appoint a successor Paying Agent acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Paying Agent gives notice of its resignation, then the retiring Paying Agent may, on behalf of the Lenders, appoint a successor Paying Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as a Paying Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Paying Agent and the retiring Paying Agent shall be discharged from its duties and obligations hereunder. After any Agent's resignation hereunder, the provisions of this Article and Section 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

     With respect to the Revolving Credit Loans made by it hereunder, any Agent in its individual capacity and not as an Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

     Each Lender agrees (i) to reimburse the Paying Agent, on demand, in the amount of its Pro Rata Share of any expenses incurred for the benefit of the Lenders by such Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower, and (ii) to indemnify and hold harmless each Agent Party and any of its directors, officers, employees or agents, on demand, in the amount of such Pro Rata Share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as an Agent Party or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to any Agent Party for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent Party or any of its directors, officers, employees or agents.

     Each Lender agrees to indemnify the Issuing Banks (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by such Issuing Bank hereunder or in connection herewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse any such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.05, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this paragraph, each Lender's respective ratable share of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Revolving Credit Loans outstanding at such time and owing to such Lender, (ii) such Lender's respective Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) such Lender's respective Unused Commitment at such time; provided that the aggregate principal amount of Revolving Credit Loans owing to the Issuing Banks as a result of drawings under Letters of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments (or, if the Revolving Credit Commitments have expired or been terminated, in accordance with clause (ii) of the definition of "Pro Rata Share"). The failure of any Lender to reimburse any such Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Issuing Bank as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Issuing Bank for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse any such Issuing Bank for such other Lender's ratable share of such amount.

     Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in the prior two paragraphs of this Section 7.01 shall survive the payment in full of principal, interest and all other amounts payable hereunder.

     Each Lender acknowledges that it has, independently and without reliance upon any Agent Party or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent Party or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

                                  ARTICLE VIII

                                  Miscellaneous

     SECTION 8.01. Notices. (a) Notices and other communications provided for herein shall be either (x) in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, or (y) as and to the extent set forth in Section 8.01(b), addressed in the case of materials delivered pursuant to clause (x) above as follows:

          (i) if to the Borrower, to it at AT&T Corp., One AT&T Way, Bedminster, New Jersey 07921, Attention of Patrick Moletteri, Senior Treasury Manager (Facsimile No. 908-532-1737) with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Attention of Peter S. W. Levin (Facsimile No. 212-450-4800);

          (ii) if to the Paying Agent, to it at Citibank, N.A., 2 Penns Way, Suite 200, New Castle, Delaware 19720, Attention of Lisa Rodriguez (Facsimile No. 212-994-0961);

          (iii) if to an Administrative Agent, to it at its address (or telecopy number) set forth in Schedule 2.01; and

          (iv) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, telecopy or telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.01, or confirmed by e-mail in the case of e-mail communications pursuant to Section 8.01(b).

     (b) So long as Citibank or any of its Affiliates is the Paying Agent, such materials as the Borrower and the Agent shall agree shall be delivered to the Paying Agent in an electronic medium in a format reasonably acceptable to the Paying Agent by e-mail at oploanswebadmin@citigroup.com. The Borrower agrees that the Paying Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Borrower, any of its Subsidiaries or any other materials or matters relating to this Agreement or any of the transactions contemplated hereby (collectively, the "Communications") available to the Lenders by posting such notices on Intralinks or a substantially similar electronic system (the "Platform"). The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Paying Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Paying Agent or any of its Affiliates in connection with the Platform.

     (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Paying Agent shall deliver a copy of the Communications to such Lender by e-mail or telecopier. Each Lender agrees (i) to notify the Paying Agent in writing of such Lender's e-mail address(es) to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Paying Agent has on record one or more effective e-mail address(es) for such Lender) and (ii) that any Notice may be sent to such e-mail address(es). The Agent agrees that it will, upon any Lender's reasonable request from time to time, furnish materials posted on the Platform to such Lender in hard copy to such Lender's address for notices provided pursuant to paragraph (a) of this Section 8.01.

     SECTION 8.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Revolving Credit Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Revolving Credit Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not been terminated.

     SECTION 8.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and when the Paying Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its respective rights or duties hereunder or any interest herein without the prior consent of all the Lenders and any attempted assignment without such consent shall be void.

     SECTION 8.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agents or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment (including without limitation its participations in Letters of Credit under Section 2.03(b)) and the Loans at the time owing to it and, in the case of an Issuing Bank, any unused portion of its Letter of Credit Commitment); provided, however, that (i) unless an Event of Default has occurred and is continuing under subsection (a), (b), (c), (f), (g) or (h) of Article VI hereto or with respect to the covenants of the Borrower contained in Sections 5.09 and 5.10 hereof, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) in the case of an assignment made by a Lender to a Person other than a Lender or an Affiliate of a Lender, the amount of the Revolving Credit Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Paying Agent) shall not be less than $5,000,000 (or the remaining balance of its Revolving Credit Commitment) and the amount of the Revolving Credit Commitment of such Lender remaining after such assignment shall not be less than $5,000,000 or shall be zero, (iii) in the case of an assignment of a Revolving Credit Commitment made by a Lender to a Person other than a Lender or an Affiliate of a Lender, each Issuing Bank must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), and (iv) the parties to each such assignment shall execute and deliver to the Paying Agent an Assignment and Acceptance, and a processing and recordation fee of $3,000. Upon acceptance and recording pursuant to paragraph
(e) of this Section 8.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement,
(B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 8.05, as well as to any Fees accrued for its account hereunder and not yet paid)) and
(C) Schedule 2.01 shall be deemed amended to give effect to such assignment.

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.02 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Paying Agent shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, the principal amount of the Revolving Credit Loans owing to, and the principal amount of the Letter of Credit Advances owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agents and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and/or the Issuing Banks to such assignment, the Paying Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

     (f) Each Lender may, without the consent of the Borrower, the Issuing Banks or any of the Agents, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Revolving Credit Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if it was the selling Lender, except that all claims and petitions for payment and payments made pursuant to such Sections shall be made through such selling Lender, and (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right (and participating banks or other entities shall have no right) to enforce the obligations of the Borrower
relating  to  the  Revolving   Credit  Loans  and  to  approve  any   amendment,
modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Revolving Credit Loans, or extending any scheduled principal payment date or date fixed for the payment of interest on the Revolving Credit Loans).

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such confidential information relating to the Borrower.

     (h) The Borrower shall not assign or delegate any of its respective rights and duties hereunder without the prior written consent of all Lenders and any attempted assignment without such consent shall be void.

     (i) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes in substantially the form of Exhibit D hereto evidencing the Revolving Credit Loans made to the Borrower by the assigning Lender hereunder.

     (j) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Paying Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of such Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent that, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this
Section 8.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Paying Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions (consented to by the Borrower and the Paying Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of each SPC that holds any Loans at the time of such proposed amendment.

     SECTION 8.05. Expenses; Indemnity(a) . (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by any Agent in connection with entering into this Agreement or by the Paying Agent in connection with any amendments, modifications or waivers of the provisions hereof, or incurred by any Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement or in connection with the Revolving Credit Loans made hereunder, including the reasonable fees and disbursements of a single counsel for the Agents or, in the case of enforcement or protection, counsel for the Lenders.

     (b) The Borrower agrees to indemnify the Agent Parties, the Lenders, their respective Affiliates, and their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Revolving Credit Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence or willful misconduct of such Indemnitee.

     (c) The provisions of this Section 8.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Revolving Credit Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of any Agent Party or any Lender. All amounts due under this Section 8.05 shall be payable on written demand therefor.

     (d) All out-of-pocket expenses that any Lender may sustain or incur as a consequence of (a), (b), (c) or (d) of Section 2.15 but that are not included in the calculations made pursuant to the second and third sentences of Section 2.15, shall be included in the amount or amounts payable to such Lender and in the manner provided pursuant to this Section 8.05.

     SECTION 8.06. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 8.07. Waivers; Amendment. (a) No failure or delay of any Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) increase the Commitment or decrease the Facility Fee or the Letter of Credit Fee of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.16 or Section 8.04(h), the provisions of this Section or the definition of the "Required Lenders", without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent hereunder without the prior written consent of such Agent; and provided still further that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Lenders required above to take such action, adversely affect the rights or obligations of the Issuing Banks under this Agreement. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender pursuant to this Section shall bind any assignee of its rights and interests hereunder.

     SECTION 8.08. Entire Agreement. This Agreement, any promissory notes issued hereunder, and the Fee Letter constitute the entire contract among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the Fee Letter. Nothing in this Agreement or the Fee Letter expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the Fee Letter.

     SECTION 8.09. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8.10. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.03. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

     SECTION 8.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 8.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 8.13. No Liability of the Issuing Banks. As between the Issuing Bank, on the one hand, and the Borrower, on the other, the Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither an Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that are found to have been caused by such Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice of information to the contrary, it being understood that this sentence does not affect such Issuing Bank's liability for its own gross negligence or willful misconduct on the terms provided in the preceding sentence.

     SECTION 8.14. Confidentiality. Notwithstanding anything to the contrary contained herein or in any other document related to the Transactions, the Borrower, the Agents and the Lenders may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, the Agents or the Lenders relating to such U.S. tax treatment and tax structure. The preceding sentence is intended to cause the Transactions not to be treated as having been offered under conditions of confidentiality for purposes of Section
1.6011-4(b)(3) (or any successor provision) of the Treasury regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to any tax concept, tax matter or tax idea related to the Transactions or the transactions contemplated hereby.

     SECTION 8.15. Waiver of Jury Trial. EACH OF THE BORROWER, THE AGENTS AND THE LENDERS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION,
PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     IN WITNESS WHEREOF, the Borrower, the Agents and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  AT&T CORP.


                                  By:   /s/     Edward M. Dwyer
                                        ------------------------
                                        Name:   Edward M. Dwyer
                                        Title:  VP & Treasurer


                                  CITIBANK, N.A., as a Lender, as an Initial
                                  Issuing Bank, as Paying Agent and as an Agent


                                  By:   /s/     Caroline A. Kee
                                        ------------------------
                                        Name:   Caroline A. Kee
                                        Title:  Vice President


                                  JPMORGAN CHASE BANK, as a Lender, as an
                                  Initial Issuing Bank and as an Agent


                                  By:   /s/     John Kowalczuk
                                        -------------------------
                                        Name:   John Kowalczuk
                                        Title:  Vice President


                                  ABN AMRO BANK N.V., as a Lender


                                  By:   /s/     David Carrington
                                        --------------------------
                                        Name:   David Carrington
                                        Title:  Director

                                  By:   /s/     Shilpa Parandekar
                                        -------------------------
                                        Name:   Shilpa Parandekar
                                        Title:  Vice President


                                  BANK OF AMERICA, N.A., as a Lender


                                  By:   /s/     Richard M. Peck
                                        ------------------------
                                        Name:   Richard M. Peck
                                        Title:  Vice President


                                  THE ROYAL BANK OF SCOTLAND PLC, as a Lender


                                  By:   /s/     Jonathan Barrow
                                        -------------------------
                                        Name:   Jonathan Barrow
                                        Title:  Vice President


                                  CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as a Lender


                                  By:   /s/     William O'Daly
                                        ------------------------
                                        Name:   William O'Daly
                                        Title:  Director

                                  By:   /s/     Barbara Wong
                                        -----------------------
                                        Name:   Barbara Wong
                                        Title:  Associate


                                  DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender


                                  By:   /s/     Andreas Neumeier
                                        -------------------------
                                        Name:   Andreas Neumeier
                                        Title:  Director

                                  By:   /s/     Peter Eschmann
                                        ------------------------
                                        Name:   Peter Eschmann
                                        Title:  Vice President


                                  MORGAN STANLEY BANK, as a Lender


                                  By:   /s/     Jaap L. Tonckens
                                        -------------------------
                                        Name:   Jaap L. Tonckens
                                        Title:  Vice President


                                  BANK ONE, NA, as a Lender


                                  By:   /s/     Joe DeSapri
                                        ----------------------
                                        Name:   Joe DeSapri
                                        Title:  Associate


                                  UBS AG, CAYMAN ISLANDS BRANCH, as a Lender


                                  By:   /s/     Thomas R. Salzano
                                        --------------------------
                                        Name:   Thomas R. Salzano
                                        Title:  Director

                                  By:   /s/     Wilfred V. Saint
                                        -------------------------
                                        Name:   Wilfred V. Saint
                                        Title:  Associate Director


                                  UFJ BANK LIMITED, as a Lender


                                  By:   /s/     Russell Bohner
                                        --------------------------
                                        Name:   Russell Bohner
                                        Title:  Vice President


                                  THE BANK OF NOVA SCOTIA, as a Lender


                                  By:   /s/     Vincent Fitzgerald
                                        ---------------------------
                                        Name:   Vincent Fitzgerald
                                        Title:  Managing Director


                                  COMMERZBANK AG, NEW YORK AND GRAND CAYMAN
                                  BRANCHES, as a Lender


                                  By:   /s/     Robert S. Taylor
                                        --------------------------
                                        Name:   Robert S. Taylor
                                        Title:  Senior Vice President

                                  By:   /s/     Andrew P. Lusk
                                        ------------------------
                                        Name:   Andrew P. Lusk
                                        Title:  Vice President


                                  KEYBANK NATIONAL ASSOCIATION, as a Lender


                                  By:   /s/     Christopher A. Swindell
                                        -------------------------------
                                        Name:   Christopher A. Swindell
                                        Title:  Portfolio Manager


                                  CIBC INC., as a Lender


                                  By:   /s/     Keith Labbate
                                        -----------------------
                                        Name:   Keith Labbate
                                        Title:  Executive Director, CIBC World
                                                Markets Corp., as Agent


                                  WILLIAM STREET COMMITMENT CORPORATION
                                  (Recourse only to assets of William Street
                                  Commitment Corporation), as a Lender


                                  By:   /s/     Jennifer M. Hill
                                        -------------------------
                                        Name:   Jennifer M. Hill
                                        Title:  CFO and Vice President


                                  THE NORTHERN TRUST COMPANY, as a Lender


                                  By:   /s/     Russ Rockenbach
                                        -------------------------
                                        Name:   Russ Rockenbach
                                        Title:  Vice President


                                  ROYAL BANK OF CANADA, as a Lender


                                  By:   /s/     Stephanie Babich-Allegra
                                        --------------------------------
                                        Name:   Stephanie Babich-Allegra
                                        Title:  Authorized Signatory



SCHEDULE 2.01

                         Commitments and Lending Offices



--------------------------------------------------------------------------------
Name of Initial Lender    Revolving Credit    Letter of Credit    Lending Office
        Party                Commitment          Commitment
--------------------------------------------------------------------------------
Citibank, N.A.             $  187,500,000       $  150,000,000
--------------------------------------------------------------------------------
JPMorgan Chase Bank        $  187,500,000       $  150,000,000
--------------------------------------------------------------------------------
ABN AMRO Bank N.V.         $  150,000,000
--------------------------------------------------------------------------------
Bank of America, N.A.      $  150,000,000
--------------------------------------------------------------------------------
Royal Bank of Scotland     $  150,000,000
--------------------------------------------------------------------------------
Credit Suisse First
  Boston                   $  150,000,000
--------------------------------------------------------------------------------
Deutsche Bank AG
  New York Branch          $  150,000,000
--------------------------------------------------------------------------------
Morgan Stanley             $  150,000,000
--------------------------------------------------------------------------------
Bank One, NA               $  125,000,000
--------------------------------------------------------------------------------
UBS Warburg                $  125,000,000
--------------------------------------------------------------------------------
UFJ                        $  125,000,000
--------------------------------------------------------------------------------
Bank of Nova Scotia        $  100,000,000
--------------------------------------------------------------------------------
Commerzbank                $  100,000,000
--------------------------------------------------------------------------------
Key Bank National
  Association              $   50,000,000
--------------------------------------------------------------------------------
CIBC Inc.                  $   25,000,000
--------------------------------------------------------------------------------
William Street
  Commitment Corporation   $   25,000,000
--------------------------------------------------------------------------------
The Northern Trust
  Company                  $   25,000,000
--------------------------------------------------------------------------------
Royal Bank of Canada       $   25,000,000
--------------------------------------------------------------------------------

Total                      $2,000,000,000       $  300,000,000(1)

-----------------------
(1) The Letter of Credit Commitment is a sublimit of (and not in addition to) the Revolving Credit Commitment.

                                SCHEDULE 2.01(b)

                           Existing Letters of Credit

                         [Contents of exhibit not filed]

                                  SCHEDULE 5.07

                             Subsidiary Indebtedness

None.

                                                                       EXHIBIT A

                            FORM OF BORROWING REQUEST


Citibank, N.A., as Paying Agent
  for the Lenders referred to below,

----------
----------
                                                               Attention: [Date]

Ladies and Gentlemen:

     The undersigned, AT&T Corp. (the "Borrower"), refers to the 364-Day Revolving Credit Facility Agreement dated as of ___________, 2003 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders named therein, JPMorgan Chase Bank and Citibank, N.A. ("Citibank"), as Administrative Agents, and Citibank, as Paying Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

     (A)  Date of Borrowing (which is a Business Day)
                                                     --------------------

     (B)  Principal Amount of Borrowing 1/
                                          -------------------------

     (C)  Interest rate basis 2/
                                ------------------------

     (D)  Interest Period and the last day thereof 3/
                                                     ----------------------

     Upon acceptance of any or all of the Revolving Credit Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied.

Very truly yours,

AT&T CORP.,


By:
   -----------------------------------------
     Name:
     Title:  [Responsible Officer]

1/ Not less than $50,000,000 (and in integral multiples of $10,000,000) or greater than the Total Revolving Credit Commitment then available.
2/ Eurodollar Loan or ABR Loan.
3/ Which shall be subject to the definition of "`Interest Period"` and end not later than the Termination Date.

                                                                       EXHIBIT B


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


     Reference is made to the 364-Day Revolving Credit Facility Agreement dated as of ___________, 2003 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among AT&T Corp., (the "Borrower"), the Lenders named therein, JPMorgan Chase Bank and Citibank, N.A. ("Citibank"), as Administrative Agents, and Citibank, as Paying Agent for the Lenders (in such capacity, the "Paying Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

     1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth herein in the Commitments (including without limitation the participations in Letters of Credit under Section 2.03(b) of the Credit Agreement) of the Assignor on the Effective Date and Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 8.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     2. This Assignment and Acceptance is being delivered to the Paying Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.19(f) of the Credit Agreement, duly completed and executed by such Assignee, and (ii) a processing and recordation fee of $3,000.

     3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):

                                                      Percentage Assigned
                                                      of Facility and
                                                      Commitments thereunder
                                                      (set forth, to at
                                                      least 8 decimals, as a
                                                      percentage of the
                                                      Facility and the
                                                      aggregate Commitments
                          Principal Amount Assigned   of all Lenders thereunder)


                          $                           %


Revolving Credit
Commitment Assigned:

Letter of Credit
Commitment Assigned:

Revolving Credit Loans:


The terms set forth above and on the
reverse side hereof are hereby agreed to:
     Accepted: as of                   ,


                      , as Assignor                      AT&T CORP.
---------------------


By:                                         By:
        -------------------------                  -------------------------
Name:                                       Name:
        -------------------------                  -------------------------
Title:                                      Title:
        -------------------------                  -------------------------


                      , as Assignee
---------------------


By:
        -------------------------
Name:
        -------------------------
Title:
        -------------------------

                                                                       EXHIBIT C

                                     FORM OF
                      OPINION OF COUNSEL FOR AT&T CORP. 4/

     1. AT&T Corp. (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in every jurisdiction within the United States where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect on AT&T Corp., and
(iv) has all requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and to borrow funds thereunder.

     2. The execution, delivery and performance by AT&T Corp. of the Credit Agreement and the Borrowings of AT&T Corp. thereunder (collectively, the "Transactions") (i) have been duly authorized by all requisite corporate action and (ii) will not (a) violate (1) any provision of law, statute, rule or regulation (including without limitation, the Margin Regulations), or of the certificate of incorporation or other constitutive documents or by-laws of AT&T Corp., (2) any order of any governmental authority or (3) any provision of any indenture, agreement or other instrument to which AT&T Corp. is a party or by which it or its property is or may be bound, (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (c) result in the creation or imposition of any lien upon any property or assets of AT&T Corp.

     3. The Credit Agreement has been duly executed and delivered by AT&T Corp. and constitutes a legal, valid and binding obligation of AT&T Corp. enforceable against AT&T Corp. in accordance with its terms, subject as to the enforceability of rights and remedies to (x) any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights from time to time in effect and (y) limitations on the legality and enforceability of waivers by parties of their respective rights and remedies under law to the extent such waivers may be limited by applicable law, public policy or equitable principles.

     4. No action, consent or approval of, registration or filing with, or any other action by, any government authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

     5. Neither AT&T Corp. nor any of its subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

4/ Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the 364-Day Revolving Credit Facility Agreement dated as of ___________, 2003 (as it may be amended, modified, extended or restated from time to time, the "'Credit Agreement"'), among AT&T Corp., (the "'Borrower"'), the Lenders named therein, JPMorgan Chase Bank and Citibank, N.A. ("'Citibank"'), as Administrative Agents, and Citibank, as Paying Agent for the Lenders.

                                                                       EXHIBIT D

                                  FORM OF NOTE

$ [Amount of Commitment]                                      New York, New York
                                                                          [Date]

     FOR VALUE RECEIVED, the undersigned, AT&T Corp., a New York corporation (the "Borrower"), hereby promises to pay to the order of [Name of Lender] (the "Lender"), at the office of Citibank, N.A. (the "Paying Agent") at [__________] on the later of (x) the Termination Date (as defined in the 364-Day Revolving Credit Facility Agreement dated as of ___________, 2003 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders named therein, JPMorgan Chase Bank and Citibank, N.A., as Administrative Agents, and the Paying Agent) and (y) the date designated for repayment in full of the Loans pursuant to Section 2.07 of the Credit Agreement, the lesser of the principal sum of [amount of Revolving Credit Commitment in words] ($[ ]) and the aggregate unpaid principal amount of all Revolving Credit Loans (as defined in the Credit Agreement) made to the Borrower by the Lender pursuant to the Credit Agreement, in lawful money of the United States of America, in immediately available funds, and to pay interest on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum, from the dates and payable on the dates provided in the Credit Agreement.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

     The Revolving Credit Loans evidenced hereby are Revolving Credit Loans referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity thereof upon the happening of certain events, for optional and mandatory prepayment of the principal thereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                  AT&T CORP.


                                  By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                               Loans and Payments


================================================================================

Date    Amount    Maturity  Principal  Payments  Interest    Unpaid    Name of
       and Type     Date                                    Principal   Person
       of Loan                                               Balance    Making
                                                             of Note   Notation
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================